As filed with the Securities and Exchange Commission on November 26, 2003
                                                     Registration No. 333-109062
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                Amendment No. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                         QUEST DIAGNOSTICS INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                            8071                    16-1387862
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                           Teterboro, New Jersey 07608
                                 (201) 393-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ___________________
                             Leo C. Farrenkopf, Jr.
                         Quest Diagnostics Incorporated
                          Vice President and Secretary
                               One Malcolm Avenue
                           Teterboro, New Jersey 07608
                                 (201) 393-5000
            (Name, address, including zip code, and telephone number,
          including area code, of agent for service of each registrant)
                               ___________________
                       See Table of Additional Registrants
                               ___________________
                                 With Copies to:
     Stephen T. Giove, Esq.                      Stuart H. Gelfond, Esq.
       Abigail Arms, Esq.               Fried, Frank, Harris, Shriver & Jacobson
    Shearman & Sterling LLP                        One New York Plaza
      599 Lexington Avenue                      New York, New York 10004
    New York, New York 10022                         (212) 859-8000
         (212) 848-4000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

================================================ ================ ===================== =================== =============
                                                                        Proposed
                                                                    Maximum Offering     Proposed Maximum    Amount of
            Title of each Class of                Amount to be           price              Aggregate       registration
          Securities to be Registered            registered (1)      per share (2)      Offering Price (2)      fee
------------------------------------------------ ---------------- --------------------- ------------------- -------------
PRIMARY OFFERING:
Debt Securities of Quest Diagnostics (3) (8)....
Preferred Stock of Quest Diagnostics (4) (8)....
Common Stock of Quest Diagnostics (5) (8).......       (2)                (2)                  (2)
Guarantees of Debt Securities of Quest
Diagnostics (6).................................
Guarantees of Preferred Stock of Quest
Diagnostics (7).................................
------------------------------------------------ ---------------- --------------------- ------------------- -------------
Total...........................................   $650,000,000             100%             $650,000,000      $52,585 (9)
------------------------------------------------ ---------------- --------------------- ------------------- -------------
SECONDARY OFFERING:
Common Stock of Quest Diagnostics (10)..........       (10)                                                      (11)
------------------------------------------------ ---------------- --------------------- ------------------- -------------

                                                        (Footnotes on next page)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

______________

(1) We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)  Not applicable pursuant to General Instruction II.D of Form S-3.

(3) There is being registered hereunder an indeterminate principal amount of debt securities of our company as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $650,000,000.

(4) There is being registered hereunder an indeterminate number of shares of our preferred stock as may be sold from time to time by us.

(5) There is being registered hereunder an indeterminate number of shares of our common stock as may be sold from time to time by us. This includes the associated rights to purchase our Series A Junior Participating Preferred Stock. The rights to purchase our Series A Junior Participating Preferred Stock initially are attached to and trade with the shares of our common stock being registered hereby.

(6) Registrants listed on the Table of Additional Registrants may fully and unconditionally guarantee on an unsecured basis our debt securities. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of our debt securities that are being registered concurrently.

(7) Registrants listed on the Table of Additional Registrants may fully and unconditionally guarantee on an unsecured basis our preferred stock. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of our preferred stock that is being registered concurrently.

(8) Includes such indeterminate amount of debt securities, preferred stock and common stock of our company as may be issued upon conversion or exchange for any other securities registered hereunder that provide for conversion or exchange into debt securities, preferred stock or common stock of our company.

(9) This amount of $52,585 is offset under Rule 457(p) under the Securities Act of 1933, as amended, by filing fees in this amount previously paid by Quest Diagnostics in connection with unsold securities previously registerd under Registration Statements Nos. 333-64806 and 333-74114 and deregistered hereby. A total of $150,000 of filing fees was paid with Registration Statement No. 333-64806, initially filed with the Securities and Exchange Commission on July 10, 2001, for the registration of $600,000,000 of securities. $400,000,000 of such securities are unsold and accordingly $100,000 of the filing fees from Registration Statement No. 333-64806 is applied as an offset herein under Rule 457(p). In addition, a total of $62,500 of filing fees was paid with Registration Statement No. 333-74114, initially filed with the Securities and Exchange Commission on November 29, 2001, for the registration of $250,000,000 of securities. $250,000,000 of such securities are unsold and accordingly $62,500 of the filing fees from Registration Statement No. 333-74114 is applied as an offset herein under Rule 457(p). Accordingly, no additional registration fees are paid herewith.

(10) The selling shareholder, GlaxoSmithKline plc, may offer a maximum of three million shares of common stock of our company.

(11) The registration fee of $36,750 was previously paid by the Registrant in connection with the registration of three million shares of common stock of our company for resale by SmithKline Beecham plc under Registration Statement No. 333-54310.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus relating to three million shares of our common stock previously registered by us for resale by SmithKline Beecham plc under Registration Statement on Form S-3 No. 333-54310 previously filed by us and declared effective by the Securities and Exchange Commission on June 1, 2001. In December 2000, Glaxo Wellcome and SmithKline Beecham merged to form GlaxoSmithKline plc ("GlaxoSmithKline").

     This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 3 to Registration Statement No. 333-54310, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with section 8(c) of the Securities Act of 1933, as amended.

     Upon effectiveness of this registration statement, there will be $650,000,000 of debt securities, preferred stock or common stock registered hereunder that may be sold by us from time to time and three million shares of our common stock that may be resold by GlaxoSmithKline using the prospectus included in this registration statement.

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                   State or Other       Primary
                                                                    Jurisdiction        Standard          I.R.S.
                                                                         of            Industrial        Employer
                                                                    Incorporation    Classification   Identification
Name                                                               or Organization    Code Number         Number
----                                                               ---------------    -----------         -------
Quest Diagnostics Holdings Incorporated.....................             DE               8071          23-2324658
Quest Diagnostics Clinical Laboratories, Inc...............              DE               8071          38-2084239
Quest Diagnostics Incorporated.............................              CA               8071          95-2701802
Quest Diagnostics Incorporated.............................              MD               8071          52-0890739
Quest Diagnostics LLC......................................              IL               8071          36-4257926
Quest Diagnostics Incorporated.............................              MI               8071          38-1882750
Quest Diagnostics of Pennsylvania Inc......................              DE               8071          22-3137283
MetWest Inc................................................              DE               8071          33-0363116
Nichols Institute Diagnostics..............................              CA               8071          95-2955451
DPD Holdings, Inc..........................................              DE               8071          93-0988106
Diagnostic Reference Services Inc..........................              MD               8071          22-3479439
Pathology Building Partnership.............................              MD               8071          51-1188454
Quest Diagnostics Investments Incorporated.................              DE               8731          51-0314231
Quest Diagnostics Finance Incorporated.....................              DE               8031          51-0390179
American Medical Laboratories Incorporated.................              DE               8071          54-1983356
AML Inc....................................................              DE               8071          54-1847385
Quest Diagnostics Nichols Institute, Inc...................              VA               8071          54-0854787
Quest Diagnostics Incorporated.............................              NV               8071          88-0099333
APL Properties Limited Company.............................              NV               8071          86-0864218
Quest Diagnostics LLC......................................              CT               8071          06-1460613
Quest Diagnostics LLC......................................              MA               8071          04-3248020
Unilab Corporation.........................................              DE               8071          71-0897031
Unilab Acquisition Corporation.............................              DE               8071          46-0466856


Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

                SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2003

                         QUEST DIAGNOSTICS INCORPORATED

                                 Debt Securities

                          Guarantees of Debt Securities

                                 Preferred Stock

                          Guarantees of Preferred Stock

                                  Common Stock

                                     [LOGO]

          We may offer and sell, from time to time, in one or more offerings, up to $650,000,000 of any combination of the debt and equity securities we describe in this prospectus. If we decide to offer and sell our common stock, GlaxoSmithKline plc may also use this prospectus to offer and sell up to three million shares of our common stock owned by it. We will not receive any proceeds from the sale of our common stock by GlaxoSmithKline plc.

          Our debt securities and our preferred stock may be fully and unconditionally guaranteed on an unsecured basis by our subsidiaries as described in "Description of Senior Debt Securities," "Description of Subordinated Debt Securities" and "Description of the Preferred Stock and the Depositary Shares Representing Fractional Shares of Preferred Stock."

          We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

          Our common stock trades on the New York Stock Exchange under the symbol "DGX."

                               __________________

          Investing in our common stock, preferred stock or debt securities involves risks, see "Risk Factors" beginning on page 1.

                               __________________

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               __________________

                      The date of this prospectus is     , 2003

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS.........................................................ii

QUEST DIAGNOSTICS INCORPORATED................................................ii

RISK FACTORS...................................................................1

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS.................................................12

USE OF PROCEEDS...............................................................12

WHERE YOU CAN FIND MORE INFORMATION...........................................13

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"  PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 .............................15

SECURITIES WE MAY ISSUE.......................................................18

DESCRIPTION OF SENIOR DEBT SECURITIES.........................................22

DESCRIPTION OF SUBORDINATED DEBT SECURITIES...................................41

ESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING
FRACTIONAL SHARES OF PREFERRED STOCK..........................................55

DESCRIPTION OF COMMON STOCK...................................................60

SELLING STOCKHOLDER...........................................................63

PLAN OF DISTRIBUTION..........................................................64

VALIDITY OF THE SECURITIES....................................................65

EXPERTS.......................................................................65

                              _____________________

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $650,000,000 of any of the securities described in this prospectus. GlaxoSmithKline may use this prospectus to offer and sell our common stock that it owns as described in "Selling Stockholder" only as part of an underwritten public offering.

          In this prospectus we use the terms "Quest Diagnostics," "we," "us," and "our" to refer to Quest Diagnostics Incorporated, a Delaware corporation.

          This prospectus provides you with a general description of the securities we may sell and the common stock that GlaxoSmithKline may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

                         QUEST DIAGNOSTICS INCORPORATED

The Company

          We are the nation's leading provider of diagnostic testing, information and services, providing insights that enable physicians, hospitals, managed care organizations and other healthcare professionals to make decisions to improve health. We offer patients and physicians the broadest access to diagnostics laboratory services through our national network of laboratories and patient service centers. We provide interpretive consultation through the largest medical and scientific staff in the industry, with over 300 physicians and Ph.D.'s around the country. We are the leading provider of esoteric testing, including gene-based testing, and testing for drugs of abuse. We are also a leading provider of anatomic pathology services and testing for clinical trials. We empower healthcare organizations and clinicians with state-of-the-art connectivity solutions that improve patient care.

          During 2002, we generated net revenues of $4.1 billion and processed over 115 million requisitions for testing. After giving effect to our recent acquisition of Unilab Corporation, we process over 130 million requisitions on an annual basis. Each requisition form accompanies a patient specimen, indicating the tests to be performed and the party to be billed for the tests. Our customers include physicians, hospitals, managed care organizations, employers, governmental institutions and other independent clinical laboratories.

          We currently operate a nationwide network of approximately 1,900 patient service centers, principal laboratories located in more than 30 major metropolitan areas throughout the United States, and approximately 170 smaller "rapid response" laboratories (including, in each case, facilities operated at our joint ventures and facilities operated by Unilab Corporation which we acquired in February 2003). We are the only company in our industry to provide full esoteric testing services, including gene-based testing, on both coasts through our Quest Diagnostics Nichols Institute facilities, located in San Juan Capistrano, California and Chantilly, Virginia. We also have laboratory facilities in Mexico City, Mexico and San Juan, Puerto Rico and near London, England.

          We are a Delaware corporation. Our principal executive offices are located at One Malcolm Avenue, Teterboro, New Jersey 07608, telephone number:
(201) 393-5000.


Recent Acquisitions

          On February 26, 2003, we accepted for payment more than 99% of the outstanding capital stock of Unilab Corporation, or Unilab, the leading independent clinical laboratory in California. On February 28, 2003, we acquired the remaining shares of Unilab through a merger. In connection with the acquisition, we issued approximately 7.4 million shares of Quest Diagnostics common stock (including 0.3 million shares of Quest

Diagnostics common stock reserved for outstanding stock options of Unilab which were converted upon the completion of the acquisition into options to acquire shares of Quest Diagnostics common stock) and paid $297 million in cash. We also repaid substantially all of Unilab's outstanding indebtedness. Unilab, which generated net revenues of approximately $425 million in 2002, has three regional laboratories, approximately 365 patient service centers and 35 rapid response laboratories and approximately 4,100 employees. We expect to incur up to $20 million of costs through 2005 to integrate Unilab and our existing California operations. Upon completion of the Unilab integration, we expect to realize approximately $25 million to $30 million of annual synergies. We expect to achieve this annual rate of synergies by the end of 2005.

          In connection with the acquisition of Unilab, as part of a settlement agreement with the United States Federal Trade Commission, we entered into an agreement to sell to Laboratory Corporation of America Holdings, Inc., or LabCorp, certain assets in northern California, including the assignment of agreements with four independent physician associations ("IPA") and leases for 46 patient service centers (five of which also served as rapid response laboratories), for $4.5 million. Approximately $27 million in annual net revenues were generated by capitated fees under the IPA contracts and associated fee-for-service testing for physicians whose patients used these patient service centers, as well as from specimens received directly from the IPA physicians. We completed the assignment of these assets to LabCorp by August 2003.

          Following an acquisition, the integration process requires the dedication of significant management resources, which could result in a loss of momentum in the activities of our business and may cause an interruption of, or deterioration in, our services. Since most of our clinical laboratory testing is performed under arrangements that are terminable at will or on short notice, any interruption of, or deterioration in, our services may also result in a customer's decision to stop using us for clinical laboratory testing. These events could have a material adverse impact on our business. However, management believes that the successful implementation of our integration plans and our value proposition based on expanded patient access, our broad testing capabilities and most importantly, the quality of the services we provide, will mitigate customer attrition.

                                  RISK FACTORS

          You should carefully consider the risks described below before making a decision to invest in our securities. Some of the following factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

          If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or part of your investment.

Integrating our operations may be difficult and, if unsuccessfully executed, may have a material adverse impact on our business.

          In February 2003, we acquired Unilab Corporation, which has annual net revenues of approximately $425 million and has an extensive network of laboratories in California. The process of integrating the operations of Unilab with our California operations at the same time that we are standardizing our existing operations, systems and processes will be difficult and will require the dedication of significant management resources. The acquisition involves the integration of a separate company that previously operated independently and has different systems, processes and cultures. The process of combining Unilab with our California operations may be disruptive to both of our businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

          o    loss of key customers or employees;

          o inconsistencies in standards, controls, procedures and policies among Unilab and our California operations make it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems;

          o failure to maintain the quality of services that the company has historically provided;

          o diversion of management's attention from the day-to-day business of our company as a result of the need to deal with the foregoing disruptions and difficulties; and

          o    the added costs of dealing with such disruptions.

In addition, because most of our clinical laboratory testing is performed under arrangements that are terminable at will or on short notice, any such interruption of or deterioration in our services may result in a customer's decision to stop using us for clinical laboratory testing. We cannot assure you that we will be able to retain key technical and management personnel or that we will realize the anticipated benefits of the Unilab acquisition, either at all or in a timely manner. As part of our growth strategy, we may in the future acquire additional clinical laboratories or other healthcare-related businesses.


The acquisition of Unilab may not produce the anticipated benefits.

          Even if we are able to successfully complete the integration of the operations of Unilab, we may not be able to realize all or any of the benefits that we expect to result from such integration, either in monetary terms or in a timely manner. We expect to incur up to $20 million of costs through 2005 to integrate Unilab and our existing California operations. Upon completion of the Unilab integration, we expect to realize approximately $25 million to $30 million of annual synergies. We expect to achieve this annual rate of synergies by the end of 2005. However, there can be no assurance that such synergies will be realized and, if realized at all, in such amounts.

We may not be able to achieve the anticipated benefits of our Six Sigma and standardization initiatives.

          We are implementing a Six Sigma initiative throughout our organization. Six Sigma is a management approach that requires a thorough understanding of customer needs and requirements, process discipline, rigorous tracking and measuring of services, and training of employees in methodologies so that they can be held accountable for improving results. We have integrated our Six Sigma initiative with our initiative to standardize operations and processes across all of our company by adopting identified company best practices. We plan to continue these initiatives during the next several years and expect that successful implementation of these initiatives will result in measurable improvements in customer satisfaction as well as significant economic benefits. However, we cannot assure you we will be able to realize the anticipated benefits of our Six Sigma and standardization initiatives, either at all or in a timely manner.

Failure to timely or accurately bill for our services could have a material adverse impact on our net revenues and bad debt expense.

          Billing for laboratory services is extremely complicated. We provide testing services to a broad range of healthcare providers. We consider a "payer" as the party that pays for the test and a "customer" as the party who refers tests to us. Depending on the billing arrangement and applicable law, we must bill various payers, such as patients, insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures add further complexity to the billing process. Among many other factors complicating billing are:

          o pricing differences between our fee schedules and the reimbursement rates of the payers;

          o disputes with payers as to which party is responsible for payment; and

          o disparity in coverage and information requirements among various carriers.

          We incur significant additional costs as a result of our participation in Medicare and Medicaid programs, as billing and reimbursement for clinical laboratory testing is subject to considerable and complex federal and state regulations. These additional costs include those related to: (1) complexity added to our billing processes; (2) training and education of our employees and customers; (3) compliance and legal costs; and (4) costs related to, among other factors, medical necessity denials and advanced beneficiary notices. Compliance with applicable laws and regulations, as well as internal compliance policies and procedures, adds further complexity and costs to the billing process. Changes in laws and regulations could negatively impact our ability to bill our clients. The Center for Medicare and Medicaid Services, or CMS (formerly the Health Care Financing Administration), establishes procedures and continuously evaluates and implements changes in the reimbursement process.

          We believe that most of our bad debt expense, which was 4.8% of our net revenues for the quarter ended September 30, 2003, is primarily the result of missing or incorrect billing information on requisitions received from healthcare providers rather than credit related issues. In general, we perform the requested tests and report test results regardless of whether the billing information is incorrect or missing. We subsequently attempt to contact the provider to obtain any missing information and rectify incorrect billing information. Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable. When all issues relating to the missing or incorrect information are not resolved in a timely manner, the related receivables are written off to the allowance for doubtful accounts.

Regulations requiring the use of "standard transactions" for health care services issued under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, may negatively impact our profitability and cash flows.

          Pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Secretary of the Department of Health and Human Services, or HHS, has issued final regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged. Three principal regulations have been issued in final form: standards for electronic transactions, security regulations and privacy regulations.

          The regulations on electronic transactions, which we refer to as the transaction standards, establish uniform standards for electronic transactions and code sets, including the electronic transactions and code sets used for claims, remittance advices, enrollment and eligibility. The transaction standards became effective in October 2002, although covered entities were eligible to obtain a one-year extension if approved through an application to the Secretary of HHS. We received this one-year extension through October 16, 2003 from HHS.

          HHS issued Guidance on July 24, 2003 stating that it will not penalize a covered entity for post-implementation date transactions that are not fully compliant with the transactions standards, if the covered entity can demonstrate its good faith efforts to comply with the standards. HHS' stated purpose for this flexible enforcement position was to "permit health plans to mitigate unintended adverse effects on covered entities' cash flow and business operations during the transition to the standards, as well as on the availability and quality of patient care."

          On September 23, 2003, CMS announced that it would implement a contingency plan for the Medicare program to accept electronic transactions that are not fully compliant with the transaction standards after the October 16, 2003 compliance deadline. CMS' contingency plan, as announced, allows Medicare carriers to continue to accept and process Medicare claims in the pre-October 16 electronic formats to give healthcare providers additional time to complete the testing process, provided that they continue to make a good faith effort to comply with the new standards. As part of its plan, CMS is expected to regularly reassess the readiness of its healthcare providers to determine how long the contingency plan will remain in effect.

          In its announcement, CMS encouraged other payers to assess the readiness of their trading partners and to implement contingency plans, if appropriate. A number of other major payers have announced they intend to follow CMS' lead, but we cannot assure you that all payers will develop similar contingency plans. Many of our payers were not ready to implement the transaction standards by the October 2003 compliance deadline or were not ready to test or trouble-shoot claims submissions. We are working with our payers in good faith to reach agreement on each payer's data requirements and to test claims submissions, while, at the same time, implementing contingency plans to minimize the potential impact in cases where payers did not convert to the new standards as of the October 2003 compliance deadline.

          The HIPAA transaction standards are complex, and subject to differences in interpretation by payers. For instance, some payers may interpret the standards to require us to provide certain types of information, including demographic information not usually provided to us by physicians. As a result of inconsistent application of transaction standards by payers or our inability to obtain certain billing information not usually provided to us by physicians, we could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues. We are working closely with our payers to establish acceptable protocols for claims submissions and with our trade association and an industry coalition to present issues and problems as they arise to the appropriate regulators and standards setting organizations. At this time, we cannot estimate the potential impact of implementing (or failing to implement) the HIPAA transaction standards on our cash flows and results of operations.

Compliance with the HIPAA security regulations and privacy regulations may increase our costs.

          The final HIPAA security regulations, which establish detailed requirements for safeguarding electronic patient information, were published on February 20, 2003 and became effective on April 21, 2003, although healthcare providers have until April 20, 2005 to comply. We are conducting an analysis to determine the proper security measures to reasonably and appropriately comply with the standards and implementation specifications of the security regulations by the compliance deadline of April 20, 2005.

          The HIPAA privacy regulations, which fully came into effect in April 2003, establish comprehensive federal standards with respect to the uses and disclosures of protected health information by health plans, healthcare providers and healthcare clearinghouses. We have implemented the HIPAA privacy regulations, as required by law.

          The privacy regulations establish a "floor" and do not supersede state laws that are more stringent. Therefore, we are required to comply with both federal privacy regulations and varying state privacy laws. In addition, for healthcare data transfers from other countries relating to citizens of those countries, we must comply with the laws of those other countries. The federal privacy regulations restrict our ability to use or disclose our laboratory data, without patient authorization, to provide medical information for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the final privacy regulations and except for information that does not specifically identify a patient. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential loss of licensure and criminal penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

          Compliance with the HIPAA requirements requires significant capital and personnel resources from all healthcare organizations, not just Quest Diagnostics. While we believe our total costs to comply with HIPAA will not be material to our operations or cash flow, additional customer requirements resulting from different interpretations of the current regulations could impose significant additional costs on us.


Failure in our information technology systems, including failures resulting from our systems conversions, could significantly increase turnaround time and otherwise disrupt our operations, which could reduce our customer base and result in lost net revenues.

          Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. Computer systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner could adversely affect our reputation and result in a loss of customers and net revenues.

          During 2002, we began implementation of a standard laboratory information system and a standard billing system. We expect that deployment of the standardized systems will take several years to complete and will result in significantly more centralized systems than we have today. Failure to properly implement this standardization process could materially adversely impact us. During system conversions of this type, workflow may be re-engineered to take advantage of enhanced system capabilities, which may cause temporary disruptions in service. In addition, the implementation process, including the transfer of databases and master files to new data centers, presents significant conversion risks that need to be managed carefully.


The development of new, more cost-effective tests that can be performed by physicians in their offices or by patients could negatively impact our testing volume and net revenues.

          The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as (1) point-of-care tests that can be performed by physicians in their offices and (2) home testing that can be performed by patients or by physicians in their offices. Development of such technology and its use by our customers would reduce the demand for our laboratory testing services and negatively impact our net revenues. Currently, most of our clinical laboratory testing is categorized as "high" or "moderate" complexity, and thereby subject to extensive and costly regulation, under the Clinical Laboratory Improvement Amendments of 1988, or CLIA. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point of care laboratory equipment to physicians and by selling test kits approved for home use to both physicians and patients. Diagnostic tests approved or cleared by the Food and Drug Administration, or FDA, for home use are automatically deemed to be "waived" tests under CLIA and may be performed in physician office laboratories with minimal regulatory oversight as well as by patients in their homes. The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and recently has taken responsibility from the Center for Disease Control, or CDC, for test classification. Increased approval of home test kits could lead to increased testing by physicians in their offices, which could affect our market for laboratory testing services and negatively impact our net revenues.

FDA regulation of laboratory-developed genetic testing could lead to increased costs and delay in introducing new genetic tests.

          The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories. In the past, the FDA has claimed regulatory authority over laboratory-developed tests, but has exercised enforcement discretion in not regulating tests performed by high complexity CLIA-certified laboratories. In December 2000, the HHS Secretary's Advisory Committee on Genetic Testing recommended that the FDA be the lead federal agency to regulate genetic testing. In late 2002, a new HHS Secretary's Advisory Committee on Genetics, Health and Society was appointed to replace the prior Advisory Committee, but it has not yet made any recommendations. In the meantime, the FDA is considering revising its regulations on analyte specific reagents, which are used in laboratory-developed tests, including laboratory developed genetic testing. Representatives of clinical laboratories (including Quest Diagnostics) and the American Clinical Laboratory Association (our industry trade association) have met with representatives of the FDA to address industry issues pertaining to potential FDA regulation of genetic testing in general and issues with regard to increased oversight over the analyte specific reagents used in laboratory-developed tests in particular. We expect those discussions to continue. Increased FDA regulation of the reagents used in laboratory-developed testing could lead to increased costs and delays in introducing new tests, including genetic tests.


Efforts by third party payers, including the government, to reduce utilization and pricing could have a material adverse impact on our net revenues and profitability.

          Government payers, such as Medicare and Medicaid, as well as private payers and larger employers have taken steps and may continue to take steps to control the cost, utilization and delivery of healthcare services, including clinical laboratory services. Principally as a result of reimbursement rate reductions and measures adopted by CMS to control utilization, the percentage of our consolidated net revenues derived from Medicare and Medicaid programs declined from approximately 20% in 1995 to approximately 15% in 2002. This percentage increased to approximately 16% for the nine months ended September 30, 2003 as a result of our acquisition of Unilab. For a more detailed description of the developments in government regulations, we urge investors to read carefully our most recent annual report on Form 10-K incorporated by reference into this prospectus. In November 2003, the House of Representatives and the United States Senate passed a Medicare reform bill that includes a five year freeze on adjustments to the Medicare national fee schedule based on the consumer price index.

          In addition to changes in government reimbursement programs, private payers, including managed care organizations, demand that clinical laboratory service providers accept discounted fee structures or assume all or a portion of the financial risk associated with providing testing services to their members through capitated payment contracts. Under capitated payment contracts, clinical laboratories receive a fixed monthly fee per individual enrolled with the managed care organization for all laboratory tests performed during the month regardless of the number or cost of the tests actually performed. For the nine months ended September 30, 2003, we derived approximately 14% of our volume and 8% of our net revenues from capitated payment contracts with managed care organizations. If we are unable to agree on pricing with a managed care organization, we would become a "non-participating" provider and could then only bill the ordering physician or the patient rather than the managed care organization. This "non-participating" status could lead to loss of business since the physician is likely to refer testing to a participating provider whose testing is covered by the patient's managed care benefit plan. We cannot assure investors that we will continue to be successful in negotiating contracts with major managed care organizations. Loss of multiple major managed care agreements could have a material adverse effect on our financial condition, results of operations and cash flow.

          Efforts to impose reduced reimbursements and more stringent cost controls by government and other payers may continue. If we cannot offset additional reductions in the payments we receive for our services by reducing costs, increasing test volume and/or introducing new procedures, it could have a material adverse impact on our net revenues and profitability.

          A proposed rule released in September 1997 would have authorized the Office of the Inspector General, or OIG, of HHS to exclude providers from participation in the Medicare program, including clinical laboratories, that charge Medicare and other programs fees that are "substantially in excess of ... usual charges...to any of [their] customers, clients or patients." This proposal was withdrawn by the OIG in 1998. In November 1999, the OIG issued an advisory opinion which indicated that a clinical laboratory offering discounts on client bills may violate the "usual charges" regulation if the "charge to Medicare substantially exceeds the amount the laboratory most frequently charges or has contractually agreed to accept from non-Federal payers." The OIG subsequently issued a letter clarifying that the usual charges regulation is not a blanket prohibition on discounts to private pay customers.

          In September 2003, the OIG published a Notice of Proposed Rulemaking that would amend the OIG's exclusion regulations addressing excessive claims. Under the exclusion rule, the OIG has the authority to exclude a provider for submitting claims to Medicare that contain charges that are substantially in excess of the provider's usual charges. The proposal would define "substantially in excess" and "usual charges" and clarify the "good cause" exception to the existing exclusion rule. We believe that the proposed regulation is flawed and are working with our industry trade association and a coalition of other healthcare providers to oppose this proposed regulation as drafted. If this regulation is adopted as proposed, it could potentially reduce the amounts reimbursed to us by Medicare and other federal payers or affect the fees charged to other payers by us. For additional information, see our most recent annual report on Form 10-K incorporated by reference into this prospectus.

Failure to provide a higher quality of service than that of our competitors could have a material adverse impact on our net revenues and profitability.

          While there has been significant consolidation in the clinical laboratory testing business in recent years, it remains a fragmented and highly competitive industry. We compete with three types of laboratory providers --hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Hospitals generally maintain an on-site laboratory to perform testing on their patients. In addition, many hospitals compete with independent clinical laboratories for outreach (non-hospital patients) testing. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice. Many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's laboratory. As a result of this affiliation between hospitals and community physicians, we compete against hospital-affiliated laboratories primarily based on quality of service. Our failure to provide service superior to hospital-affiliated laboratories and other laboratories could have a material adverse impact on our net revenues and profitability.


If we fail to comply with extensive laws and regulations, we could suffer fines and penalties or be required to make significant changes to our operations.

          We are subject to extensive and frequently changing federal, state and local laws and regulations. We believe that, based on our experience with government settlements and public announcements by various government officials, the federal government continues to strengthen its position on healthcare fraud. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with all applicable laws, many of the regulations applicable to us, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our billing practices. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal fines and penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

          During the mid-1990s, Quest Diagnostics and SmithKline Beecham Clinical Laboratories, Inc., or SBCL, which we acquired in 1999, settled government claims that primarily involved industry-wide billing and marketing practices that both companies believed to be lawful. The aggregate amount of the settlements for these claims exceeded $500 million. The federal or state governments may bring additional claims based on new theories as to our practices that we believe to be in compliance with law. The federal government has substantial leverage in negotiating settlements since the amount of potential fines far exceeds the rates at which we are reimbursed, and the government has the remedy of excluding a non-compliant provider from participation in the Medicare and Medicaid programs, which represented approximately 16% of our consolidated net revenues for the nine months ended September 30, 2003.

          Although management believes that established reserves for claims are sufficient, it is possible that additional information may become available that may cause the final resolution of these matters to exceed established reserves by an amount which could be material to our results of operations and cash flows in the period in which such claims are settled. We do not believe that these issues will have a material adverse effect on our overall financial condition. However, we understand that there may be pending qui tam claims brought by former employees or other "whistle blowers" as to which we have not been provided with a copy of the complaint and accordingly cannot determine the extent of any potential liability. For additional information, see our most recent annual report on Form 10-K incorporated by reference into this prospectus.

          As an integral part of our compliance program, we investigate all reported or suspected failures to comply with federal healthcare reimbursement requirements. Any non-compliance that results in Medicare or Medicaid overpayments is reported to the government and reimbursed by us. As a result of these efforts, we have periodically identified and reported overpayments. While we have reimbursed these overpayments and have taken corrective action where appropriate, we cannot assure investors that in each instance the government will necessarily accept these actions as sufficient.


Our tests and business processes may infringe on the intellectual property rights of others, which could cause us to engage in costly litigation, pay substantial damages or prohibit us from selling certain of our tests.

          Other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. As a result, we may be involved in intellectual property litigation and we may be found to infringe on the proprietary rights of others, which could force us to do one or more of the following:

          o cease developing, performing or selling products or services that incorporate the challenged intellectual property;

          o obtain and pay for licenses from the holder of the infringed intellectual property right;

          o    redesign or reengineer our tests;

          o    change our business processes; or

          o pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

          Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, we may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that we develop could become the subject of infringement claims if a third party obtains a patent covering those tests.

          Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer our tests or change our business processes could substantially increase our costs, force us to interrupt product sales or delay new test releases. In the past, we have settled several disputes regarding our alleged infringement of intellectual property of third parties. We are currently involved in settling several additional disputes. We do not believe that resolution of these disputes will have a material adverse effect on our operations or financial condition. However, infringement claims could arise in the future as patents could be issued on tests or processes that we may be performing, particularly in such emerging areas as gene based testing and other specialty testing.


Professional liability litigation could have an adverse financial impact and an adverse impact on our client base and reputation.

          As a general matter, providers of clinical laboratory testing services may be subject to lawsuits alleging negligence or other similar legal claims. These suits could involve claims for substantial damages. Any professional liability litigation could also have an adverse impact on our client base and reputation. We maintain various liability insurance programs for claims that could result from providing or failing to provide clinical laboratory testing services, including inaccurate testing results and other exposures. Our insurance coverage limits our maximum exposure on individual claims; however, we are essentially self-insured for a significant portion of these claims. The basis for claims reserves incorporates actuarially determined losses based upon our historical and projected loss experience. Management believes that present insurance coverage and reserves are sufficient to cover currently estimated exposures. Although management cannot predict the outcome of any claims made against us, management does not anticipate that the ultimate outcome of any such proceedings or claims will have a material adverse effect on our financial position but may be material to our results of operations and cash flows in the period in which such claims are resolved.

Similarly, although we believe that we will be able to obtain adequate insurance coverage in the future at acceptable costs, we cannot assure you that we will be able to do so.


Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance.

          Our obligations under our debt securities and preferred stock may be guaranteed by our subsidiaries to the extent described in this prospectus, and as further described in any prospectus supplement. These guarantees are subject to attack under various federal and state fraudulent conveyance laws enacted for the protection of creditors.

          The issuance of a guarantee by any of our subsidiaries will constitute a fraudulent conveyance if:

          o the guarantee was incurred by the subsidiary with the intent to hinder, delay or defraud any present or future creditor; or

          o the subsidiary did not receive fair consideration for issuing the guarantee and such subsidiary (1) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (2) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital to carry on its business or (3) intended to incur debts beyond its ability to pay such debts as they matured.

          Generally, an entity will be considered insolvent if:

          o the sum of its debts is greater than the fair value of its property;

          o the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due; or

          o    it cannot pay its debts as they become due.

          If a court finds a guarantee issued by a subsidiary of ours to constitute a fraudulent conveyance, the court could give a lower priority to, or subordinate, the claims of our debt securities or preferred stock against this subsidiary to the claims of other creditors of this subsidiary. In addition, a court could void all or part of the guarantee. To the extent the guarantee issued by a subsidiary of ours was voided as a fraudulent conveyance, the holders of our debt securities or preferred stock would cease to have any claim against the subsidiary and would be creditors solely of Quest Diagnostics and any other subsidiary guarantor that was not found to have made a fraudulent conveyance. See "Description of Senior Debt Securities" and "Description of Subordinated Debt Securities" and "Description of the Preferred Stock and the Depositary Shares Representing Fractional Shares of Preferred Stock."

Our outstanding debt may impair our financial and operating flexibility.

          As of September 30, 2003, we had approximately $1,121 million of debt outstanding. Other than the reduction for outstanding letters of credit, which approximated $50 million at September 30, 2003, all of our $325 million unsecured revolving credit facility and all of our $250 million secured receivables credit facility remained available to us for future borrowing at September 30, 2003. Except for outstanding letters of credit and operating leases, we do not have any off-balance sheet financing arrangements in place or available. Set forth in the table below, for each of the next five years, is the aggregate amount of principal, estimated interest and total payments with respect to our debt outstanding as of September 30, 2003, including capital leases.

         Twelve Months
         Ended December 31,                                          Principal      Interest        Total
         ------------------                                          ---------      --------        -----
                                                                        (in thousands)
         Remainder of 2003.....................................          $18,609     $ 13,279       $ 31,888

                                       8

         2004..................................................           74,249       51,905        126,154
         2005..................................................           72,958       50,351        123,309
         2006..................................................          352,543       38,644        391,187
         2007..................................................           81,919       26,381        108,300
         2008..................................................                -       25,555         25,555


          The foregoing table assumes that the holders of our $250 million 1.75% contingent convertible debentures due 2021 will not exercise their option on November 30, 2004, 2005 and 2008 to require us to repurchase the holders' debentures. If these options are exercised by the holders, we may choose to repurchase the debentures with cash or our common stock or a combination of cash and common stock, at a purchase price equal to the principal amount plus accrued and unpaid interest. We may not have the financial resources, or be able to arrange financing, to pay in cash for all of the debentures that might be delivered by holders of debentures seeking to exercise their options. As a result, any payment to the holders in common stock will be dilutive to our existing stockholders.

          Since no amounts were outstanding under our $325 million unsecured revolving credit facility and $250 million secured receivables credit facility at September 30, 2003, the foregoing table does not reflect any principal and interest payments associated with these facilities. If we are not able to roll over any amounts borrowed under our secured receivables credit facility, which matures in April 2004, we will need to refinance the borrowings under the secured receivables credit facility with cash on-hand, our unsecured revolving credit agreement or a new financing agreement. If we are not able to roll over any amounts borrowed under our unsecured revolving credit facility, which matures in June 2006, we will need to refinance the borrowings under the unsecured revolving credit facility with cash on-hand or a new financing agreement.

          Our debt portfolio is sensitive to changes in interest rates. Interest rates on our unsecured revolving credit facility and term loan are also subject to a pricing schedule that fluctuates based on changes in our credit rating. As of September 30, 2003, we had approximately $323 million of floating rate debt. If the applicable interest rate fluctuates by 1%, interest expense will fluctuate by approximately $3 million annually, assuming no changes to the debt outstanding at September 30, 2003. In addition, any future borrowings by us under the unsecured revolving credit facility, the secured receivables credit facility or the issuance of other floating rate debt will expose us to additional interest rate risk.

          Our debt agreements contain various restrictive covenants. These restrictions could limit our ability to use operating cash flow in other areas of our business because we must use a portion of these funds to make principal and interest payments on our debt.

          We have obtained ratings on our debt from Standard and Poor's and Moody's Investors Service. There can be no assurance that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in our company or our industry, so warrant.

          We, or our subsidiaries, may incur additional indebtedness in the future. Our ability to make principal and interest payments depends on our ability to generate cash in the future. If additional debt is added to our current debt, a greater portion of our cash flows will be needed to satisfy our debt service obligations, and if we do not generate sufficient cash to meet our debt service requirements, we may need to seek additional financing. This may make it more difficult for us to obtain financing on terms that are acceptable to us or at all. As a result, we would be more vulnerable to general adverse economic, industry and capital markets conditions as well as the other risks associated with indebtedness.


Future sales of our stock could adversely affect our common stock price.

          As of September 30, 2003, 10.9 million shares of our common stock are issuable upon exercise of outstanding stock options under our employee stock option plans and non-employee director stock option plan, and an additional 4.8 million shares of our common stock are reserved for the issuance of additional options and shares under these plans. We also issue shares of our common stock under our employee stock purchase plan. In addition, up to an additional 2.9 million shares of our common stock could be issued upon conversion of our 1.75% contingent convertible debentures due 2021 in accordance with the terms of the indenture governing the debentures.

          GlaxoSmithKline, which owns about 22.1 million shares of our common stock or about 21% of our outstanding common stock as of October 28, 2003, is entitled to demand up to four times that we register its shares of our common stock and has its three million shares of our common stock registered in a shelf registration statement. Also, GlaxoSmithKline is entitled to participate in registered offerings initiated by us or a third party and may sell shares of our common stock pursuant to Rule 144 under the Securities Act.

          Future sales of our common stock and instruments convertible or exchangeable into our common stock and transactions involving equity derivatives relating to our common stock, including sales or transactions by GlaxoSmithKline, or the perception that such sales or transactions could occur, could adversely affect the market price of our common stock.


Certain provisions of our charter, by-laws and Delaware law may delay or prevent a change of control of our company.

          Our corporate documents and Delaware law contain provisions that may enable our management to resist a proposal regarding a change of control of our company. These provisions include a staggered or classified board of directors, limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. We also have a stockholder rights plan designed to make it more costly and thus more difficult to gain control of our company. These anti-takeover defenses might discourage, delay or prevent a change of control. These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.


Secured indebtedness and existing and future obligations of and preferred stock issued by our subsidiaries that are not guarantors will be effectively senior to our senior debt securities, subordinated debt securities and preferred stock.

          Our senior debt securities and the guarantees thereof by our subsidiary guarantors are senior unsecured obligations and therefore will be effectively subordinated to any of our or our subsidiary guarantors' secured obligations to the extent of the value of the assets securing such obligations. The indenture governing our senior debt securities does not limit the amount of indebtedness that we and any of our subsidiary guarantors can incur but does limit the amount of secured indebtedness pursuant to the covenant described under the heading "Description of Senior Debt Securities -- Covenants -- Limitation on Liens" in this prospectus. This covenant is subject to important exceptions described under such heading. Any subordinated debt securities or preferred stock and any guarantees thereof by our subsidiary guarantors will also be senior unsecured obligations which will also be effectively subordinated to any of our or our subsidiary guarantors' secured obligations to the extent of the value of the assets securing such obligations. As of September 30, 2003, we and our subsidiary guarantors would have had outstanding approximately $2 million of secured long-term debt (including the current portion thereof) and $250 million of secured borrowing capacity under our secured receivables credit facility.

          We conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations, including with respect to preferred stock. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service and other obligations. Our senior debt securities, subordinated debt securities and preferred stock will be structurally subordinated to all existing and future obligations of and preferred stock issued by our subsidiaries (unless such subsidiaries are subsidiary guarantors), including claims with respect to trade payables. In addition, the guarantees of our subsidiary guarantors will be structurally subordinated to all existing and future obligations of and preferred stock issued by the subsidiary guarantors' subsidiaries (unless such subsidiaries are also subsidiary guarantors), including claims with respect to trade payables. This means that holders of our senior debt securities, subordinated debt securities and preferred stock that are guaranteed by our subsidiary guarantors will have a junior position with respect to such obligations of and preferred stock issued by our direct and indirect subsidiaries that are not subsidiary guarantors on the assets and earnings of such subsidiaries.

          With respect to our senior debt securities, our non-guarantor subsidiaries are limited in the amount of indebtedness they are permitted to incur pursuant to the covenant described under "Description of Senior Debt Securities -- Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" in this prospectus. This covenant is subject to important exceptions described under such heading. In addition, the guarantees of our senior debt securities by our subsidiary guarantors may be released in certain circumstances, which are described under the heading "Description of the Senior Debt Securities -- Guarantees" or may be avoided or subordinated in favor of the subsidiary guarantors' other creditors as described in this prospectus under the heading "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."

               RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          Set forth below is information concerning our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends. These ratios show the extent to which our business generates enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on our debt and preferred stock.

          For this purpose, earnings consist of pretax income plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor. Preferred stock dividends consist of the amount of pretax earnings required to pay the dividends on outstanding preference securities.

                                                    Nine Months
                                                 Ended September 30,                Year Ended December 31,
                                                 ------------------- -----------------------------------------------
                                                        2003         2002       2001       2000      1999       1998
                                                        ----         ----       ----       ----      ----       ----
Ratio of earnings to fixed charges..........            8.5x         7.2x       4.2x       2.4x      1.2x       2.0x

Ratio of earnings to combined fixed charges
     and preferred stock dividends..........            8.5x         7.2x       4.2x       2.4x      1.3x       2.0x


                                 USE OF PROCEEDS

          Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering. We will not receive any proceeds from any sale of our common stock by GlaxoSmithKline.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors' financial condition, results of operations and cash flows are consolidated into our financial statements. Summarized financial information illustrating our subsidiary guarantors' financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements.

          We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

          The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

          We incorporate by reference the documents listed below:

          1. Our current reports on Form 8-K, filed on January 24, 2003, on March 13, 2003, as amended on May 1, 2003 and as further amended on November 20, 2003, and on October 31, 2003;

          2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

          3. Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

          4. The description of our common stock contained in our registration statement on Form 10, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 on September 23, 1996, as amended by Amendment No. 1 on Form 10/A, filed on November 6, 1996, Amendment No. 2 on Form 10/A, filed on November 19, 1996, Amendment No. 3 on Form 10/A filed on November 25, 1996 and Amendment No. 4 on Form 10/A filed on November 26, 1996; and

          5. The section entitled "Executive Compensation" in our proxy statement filed on April 2, 2003.

          Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at http://www.questdiagnostics.com. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

          Quest Diagnostics Incorporated
          One Malcolm Avenue
          Teterboro, New Jersey 07608
          Attention: Investor Relations
          (201) 393-5000

          We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of the offering made hereby.

          You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Some statements and disclosures in this prospectus, including the documents incorporated by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can often be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

          We would like to take advantage of the "safe harbor" provisions of the Litigation Reform Act in connection with the forward-looking statements included in this prospectus, including the documents incorporated by reference. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. The following list of important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements.

          (a) Heightened competition, including increased pricing pressure and competition from hospitals for testing for non-patients and competition from physicians. See "Business -- Competition" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (b) Impact of changes in payer mix, including any shift from traditional, fee-for-service medicine to capitated managed-cost healthcare. See "Business -- Payers and Customers -- Customers -- Managed Care Organizations and Other Insurance Providers" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (c) Adverse actions by government or other third-party payers, including unilateral reduction of fee schedules payable to us and an increase of the practice of negotiating for exclusive contracts that involve aggressively priced capitated payments by managed care organizations. See "Business -- Regulation of Reimbursement for Clinical Laboratory Services" and "Business -- Payers and Customers -- Customers -- Managed Care Organizations and Other Insurance Providers" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (d) The impact on our volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third-party payers. These include:

               o the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests and the likelihood that third-party payers will increasingly adopt similar requirements;

               o the policy of CMS to limit Medicare reimbursement for tests contained in automated chemistry panels to the amount that would have been paid if only the covered tests, determined on the basis of demonstrable "medical necessity," had been ordered;

               o continued inconsistent practices among the different local carriers administering Medicare; and

               o applying the definition of "usual charges" in determining the amounts which can be charged to Medicare and other federal payers without subjecting a provider to sanction by the OIG.

               See "Business -- Regulation of Reimbursement for Clinical Laboratory Services" and "Business -- Billing" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (e) Adverse results from pending or future government investigations or lawsuits or private actions. These include, in particular, significant monetary damages and/or exclusion from the Medicare and Medicaid programs and/or other significant litigation matters. See "Business -- Government Investigations and Related Claims" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (f) Failure to obtain new customers at profitable pricing or failure to retain existing customers, and reduction in tests ordered or specimens submitted by existing customers.

          (g) Failure to efficiently integrate acquired clinical laboratory businesses, including Unilab, or to efficiently integrate clinical laboratory businesses from joint ventures and alliances with hospitals, and to manage the costs related to any such integration, or to retain key technical and management personnel. See "Business -- Recent Acquisitions" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (h) Inability to obtain professional liability insurance coverage or a material increase in premiums for such coverage or reserves for self-insurance. See "Business -- Insurance" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (i) Denial of CLIA certification or any other license to any of our clinical laboratories under the CLIA standards, by CMS for Medicare and Medicaid programs or other federal, state and local agencies. See "Business -- Regulation of Clinical Laboratory Operations" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (j) Increased federal or state regulation of independent clinical laboratories, including regulation by the FDA.

          (k) Inability to achieve expected synergies from the acquisition of Unilab. See "Business -- Recent Acquisitions" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (l) Inability to achieve additional benefits from our Six Sigma and Standardization initiatives.

          (m) Adverse publicity and news coverage about us or the clinical laboratory industry.

          (n) Computer or other system failures that affect our ability to perform tests, report test results or properly bill customers, including potential failures resulting from systems conversions, including from the integration of the systems of Quest Diagnostics and Unilab, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters. See "Business -- Information Systems" and "Business -- Billing" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (o) Development of technologies that substantially alter the practice of laboratory medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices and (2) home testing that can be carried out without requiring the services of clinical laboratories. See "Business -- Competition" and "Business -- Regulation of Clinical Laboratory Operations" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (p) Issuance of patents or other property rights to our competitors or others that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business.

          (q) Development of tests by our competitors or others that we may not be able to license, usage of our technology or similar technologies or our trade secrets by competitors, any of which could negatively affect our competitive position.

          (r) Development of an Internet-based electronic commerce business model that does not require an extensive logistics and laboratory network.

          (s) The impact of the electronic transaction standards and security regulations issued under HIPAA on our operations (including our medical information services) as well as the cost to comply with the regulations. See "Business -- Privacy and Security of Health Information; Standard Transactions" in our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

          (t) Changes in interest rates and changes in our credit ratings from Standard & Poor's and Moody's Investor Services causing an unfavorable impact on our cost of and access to capital.

          (u) An ability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.

          (v) Terrorist and other criminal activities, which could affect our customers, transportation or power systems, or our facilities, and for which insurance may not adequately reimburse us.

          Many of these risks are described in greater detail under "Risk Factors" in this prospectus, and we advise investors to review the forward looking statements in light of the disclosure contained under "Risk Factors."

                             SECURITIES WE MAY ISSUE


Overview

          This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the three basic categories of securities:

          o    our debt securities, which may be senior or subordinated;

          o our preferred stock, which may be issued in the form of depositary shares representing fractions of shares of preferred stock; and

          o    our common stock.

Prospectus Supplements

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

          The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.


Legal Ownership of Securities

          Holders of Securities

          Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may issue shares of common stock and shares of preferred stock in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

          We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

          As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

          Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

          Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

          For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

          When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

          Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

          o    how it handles securities payments and notices;

          o    whether it imposes fees or charges;

          o how it would handle a request for the holders' consent, if ever required;

          o whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

          o how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

          o if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

          Global Securities

          What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select, or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

          A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under "-- Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

          Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

          If securities are issued only in the form of a global security, an investor should be aware of the following:

          o An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

          o An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "-- Holders of Securities" above.

          o An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

          o An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

          o The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

          o DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

          o Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

          Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Legal Ownership of Securities -- Holders of Securities."

          The special situations for termination of a global security are as follows:

          o if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

          o    if we elect to terminate that global security; or

          o if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

          The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

                      DESCRIPTION OF SENIOR DEBT SECURITIES

          We may issue senior debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior debt securities, and these provisions will apply unless otherwise specified in a prospectus supplement. Some of the financial and other terms of any series of senior debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

          As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

          o First, subject to some limitations, the trustee can enforce your rights against us if we default.

          o Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

          Because this section is a summary of the material terms of the indenture, it does not describe every aspect of the senior debt securities. We urge you to read the indenture because it, and not this description, defines your rights as a holder of senior debt securities. Some of the definitions are repeated in this prospectus, but for the rest of the definitions, you will need to read the indenture. We have filed the indenture as an exhibit to our Securities Act filings and Exchange Act reports that we have filed with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

          Whenever we refer in this Description of Senior Debt Securities to terms defined in the indenture below, such defined terms are incorporated herein by reference. As used in this Description of Senior Debt Securities, the terms "we," "our," "us," and "Quest Diagnostics" do not include any current or future subsidiary of Quest Diagnostics Incorporated, unless the context indicates otherwise.

          The senior debt securities will be issued under an indenture dated as of June 27, 2001 as supplemented by a first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York and as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York (collectively, the "Indenture"). On June 27, 2001, we completed a $550 million senior notes offering under the Indenture. On November 26, 2001, we completed a $250 million contingent convertible debentures offering under the Indenture. The Indenture for the senior debt securities may also be modified by future supplemental indentures. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.


General

          The senior debt securities will be unsecured obligations of our company. The senior debt securities will be guaranteed by the Subsidiary Guarantors.

          We may, from time to time, without the consent of the holders of senior debt securities, issue additional senior debt securities having the same ranking and the same interest rate, maturity and other terms as the senior debt securities of that series. Any additional senior debt securities and the senior debt securities of that series will constitute a single series under the Indenture. This type of offering is often referred to as a "reopening."

          Senior debt securities will bear interest at the annual rate noted on the cover page of a prospectus supplement. Interest will be payable semiannually each year. Interest on the senior debt securities will be paid to holders of record immediately before the interest payment date.

          You should read the prospectus supplement for the following terms of the series of senior debt securities offered by the prospectus supplement:

          o    The title of the senior debt securities.

          o The aggregate principal amount of the senior debt securities, the percentage of their principal amount at which the senior debt securities will be issued and the date or dates when the principal of the senior debt securities will be payable or how those dates will be determined.

          o The interest rate or rates, which may be fixed or variable, that the senior debt securities will bear, if any, and how the rate or rates will be determined.

          o The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

          o The place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the senior debt securities may be served.

          o    Any optional redemption provisions.

          o Whether the amount of payments of principal of, or premium, if any, or interest on the senior debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

          o If other than the trustee, the name of any paying agent, security registrar and transfer agent for the senior debt securities.

          o If the senior debt securities are not to be issued in book-entry form only and held by DTC, as depositary, the form of such senior debt securities, including whether such senior debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

          o The denomination or denominations that the senior debt securities will be issued, if other than denominations of $1,000 or any integral multiples, in the case of the registered securities, and $5,000 or any integral multiples, in the case of the bearer securities.

          o Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the senior debt securities.

          o Any provisions granting special rights to the holders of the senior debt securities upon the occurrence of specified events.

          o If other than U.S. dollars, the currency or currencies of such senior debt securities.

          o The person to whom any interest in a senior debt security will be payable, if other than the registered holder at the close of business on the regular record date.

          o Whether such senior debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such senior debt securities will be so convertible or exchangeable.

          o A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the senior debt securities.

          o Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the senior debt securities rather than pay such additional amounts.

          o Any other terms of the senior debt securities that are consistent with the provisions of the indenture.

          You should also read the prospectus supplement, in which we will describe material changes, if any, to the following terms of the senior debt securities:

          o Any sinking fund or other provisions that would obligate us to repurchase or redeem the senior debt securities.

          o Any change or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the senior debt securities.

          o If not the entire principal amount of the senior debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the senior debt securities or how that portion will be determined.

          o Whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries.

          For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on senior debt securities will include additional amounts if required by the terms of such senior debt securities.

          The Indenture does not limit the amount of senior debt securities that we are authorized to issue from time to time. The Indenture also provides that there may be more than one trustee thereunder, each for one or more series of senior debt securities. At a time when two or more trustees are acting under the Indenture, each with respect to only a certain series, the term "debt securities" means the series of senior debt securities for which each respective trustee is acting. If there is more than one trustee under the Indenture, the powers and trust obligations of each trustee will apply only to the senior debt securities for which it is trustee. If two or more trustees are acting under the Indenture, then the senior debt securities for which each trustee is acting would be treated as if issued under separate indentures.

          We may issue senior debt securities with terms different from those of senior debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of senior debt securities and issue additional senior debt securities of that series unless the reopening was restricted when that series was created.

          There is no requirement that we issue senior debt securities in the future under the Indenture, and we may use other indentures or documentation, containing different provisions, in connection with future issues of other senior debt securities.

          We may issue the senior debt securities as original issue discount securities, which are senior debt securities, including any zero-coupon senior debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.


Guarantees

          The terms set forth in this section will apply to the senior debt securities unless otherwise specified in a prospectus supplement. Each Subsidiary Guarantor will fully and unconditionally guarantee, on a joint and several basis, the payment of the principal of, premium and interest on the senior debt securities. The guarantees of the senior debt securities will be endorsed on the senior debt securities. In addition, each future domestic Subsidiary of Quest Diagnostics or any Subsidiary Guarantor that has been released and discharged from its obligations under the guarantee of the senior debt securities will be required to guarantee Quest Diagnostics' obligations under the senior debt securities, if such Subsidiary:

          o guarantees any Indebtedness of Quest Diagnostics when the amount of such Indebtedness, together with any other outstanding Indebtedness of Quest Diagnostics guaranteed by its Subsidiaries that are not Subsidiary Guarantors, exceeds $50 million in the aggregate at any time; or

          o incurs Indebtedness, unless such Indebtedness is permitted under the "-- Limitation on Subsidiary Indebtedness and Preferred Stock" covenant described below.

          The Indenture provides that the obligations of each Subsidiary Guarantor under its guarantee will be limited so as to not constitute a fraudulent conveyance under any U.S. federal or state laws. Application of this clause could limit the amount which holders of senior debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the senior debt securities, will have agreed to such limitations. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."

          The guarantees of the Subsidiary Guarantors with respect to the senior debt securities of a series will remain in effect with respect to each Subsidiary Guarantor until the entire amount of principal of, premium, and interest on the senior debt securities of that series shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if (a) a Subsidiary Guarantor does not guarantee any Indebtedness of Quest Diagnostics the amount of which, excluding any outstanding securities of the series to which any Subsidiary Guarantees of such Subsidiary Guarantor apply, when added together with any other outstanding Indebtedness of Quest Diagnostics guaranteed by its Subsidiaries that are not Subsidiary Guarantors, would exceed $50 million in the aggregate, at the time of determination, and all outstanding Indebtedness of such Subsidiary Guarantor would have been permitted to be incurred under the "--Limitation on Subsidiary Indebtedness and Preferred Stock" covenant described below measured at the time of the release and discharge as described in this paragraph, (b) the senior debt securities of that series are defeased and discharged as described under "Defeasance" or (c) all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by Quest Diagnostics or any of its Subsidiaries, then in each case of (a), (b) or (c) above, such Subsidiary Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets or capital stock of such Subsidiary Guarantor) shall be released and discharged from its obligations under its guarantee of the senior debt securities of that series.

          In accordance with SEC rules and regulations, we present, among other things, condensed financial information with respect to the Subsidiary Guarantors on a combined basis in a footnote to our consolidated financial statements in lieu of providing separate financial statements for each such subsidiary.

Ranking

          The senior debt securities will be senior unsecured obligations of Quest Diagnostics and will rank equally with the other senior unsecured obligations of Quest Diagnostics. Each guarantee will be a senior unsecured obligation of the Subsidiary Guarantor issuing such guarantee and will rank equally with the other senior unsecured obligations of such Subsidiary Guarantor.

          The senior debt securities and the guarantees will be effectively subordinated to any secured obligations of Quest Diagnostics or Subsidiary Guarantors, as the case may be, to the extent of the value of the assets securing such obligations. The Indenture does not limit the amount of indebtedness that Quest Diagnostics can incur but does limit the amount of secured indebtedness pursuant to the covenant described under the heading "-- Limitation on Liens." This covenant is subject to important exceptions described under such heading.

          Quest Diagnostics conducts its operations through subsidiaries, which generate a substantial portion of its operating income and cash flow. As a result, distributions or advances from subsidiaries of Quest Diagnostics are a major source of funds necessary to meet its debt service and other obligations. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating requirements, may limit the ability of Quest Diagnostics to obtain cash required to pay Quest Diagnostics' debt service obligations, including payments on the senior debt securities. The senior debt securities will be structurally subordinated to all existing and future obligations of and preferred stock issued by Quest Diagnostics' subsidiaries (unless such subsidiaries are Subsidiary Guarantors), including claims with respect to trade payables. In addition, the guarantees of our Subsidiary Guarantors will be structurally subordinated to all existing and future obligations of and preferred stock issued by the Subsidiary Guarantor's subsidiaries (unless such subsidiaries are also Subsidiary Guarantors), including claims with respect to trade payables. This means that holders of the senior debt securities as guaranteed by the Subsidiary Guarantors will have a junior position with respect to such obligations of an preferred stock issued by the direct and indirect subsidiaries of Quest Diagnostics which are not Subsidiary Guarantors on the assets and earnings of such subsidiaries.

          As described above, all of our debt securities are effectively subordinated to all existing and future obligations of and preferred stock issued by any of our subsidiaries not giving a guarantee and would be so subordinated if a guarantee issued by any of our subsidiary guarantors were avoided or subordinated in favor of obligations of and preferred stock issued by the subsidiary guarantor. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."


Sinking Fund

          The senior debt securities will not be entitled to the benefit of any sinking fund unless otherwise specified in a prospectus supplement.


Covenants

          The following covenants will apply unless otherwise specified in a prospectus supplement:


Limitation on Liens

          Other than as provided under "-- Exempted Liens and Sale and Leaseback Transactions," Quest Diagnostics will not, and will not permit any Restricted Subsidiary to, create or assume any Indebtedness secured by any Lien on any Principal Property or shares of stock or Indebtedness of any Restricted Subsidiary, unless: (1) in the case of Quest Diagnostics, the senior debt securities are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien, or (2) in the case of any Subsidiary Guarantor, such Subsidiary Guarantor's existing subsidiary guarantee is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien. The restrictions do not apply to Indebtedness that is secured by:

          o Liens existing on the date of the issuance of the senior debt securities;

          o    Liens securing only the senior debt securities;

          o    Liens in favor of only Quest Diagnostics or any Restricted
               Subsidiary;

          o Liens on property or shares of stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with, or its assets are acquired by, Quest Diagnostics or any Restricted Subsidiary (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;

          o Liens on property existing immediately prior to the acquisition thereof (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;

          o Liens to secure Indebtedness incurred for the purpose of financing all or any part of a property's purchase price or cost of construction or additions, repairs, alterations or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property's purchase price or cost, (2) such Lien does not extend to or cover any other property other than the property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (3) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;

          o Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

          o Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

          o title exceptions, easements and other similar Liens that are not consensual and that do not materially impair the use of the property subject thereto;

          o Liens to secure obligations under workmen's compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation, including Liens with respect to judgments that are not currently dischargeable;

          o Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

          o warehousemen's, materialmen's and other similar Liens for sums being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

          o Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business; or

          o Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by the board of directors of Quest

               Diagnostics) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.


Limitation on Sale and Leaseback Transactions

          Other than as provided under "-- Exempted Liens and Sale and Leaseback Transactions," Quest Diagnostics will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

          o the Sale and Leaseback Transaction is solely with Quest Diagnostics or a Subsidiary Guarantor; or

          o the lease is for a period not in excess of five years, including renewal rights; or

          o Quest Diagnostics or the Restricted Subsidiary, prior to or within 270 days after the sale of such Principal Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Principal Property leased to:

               (1) the retirement of the senior debt securities or Indebtedness ranking equally with the senior debt securities of Quest Diagnostics or any Restricted Subsidiary, or

               (2) the acquisition of different property, facilities or equipment or the expansion of Quest Diagnostics' existing business, including the acquisition of other businesses.


Exempted Liens and Sale and Leaseback Transactions

          Notwithstanding the restrictions described under the headings "-- Limitation on Liens" or "-- Limitation on Sale and Leaseback Transactions," Quest Diagnostics or any Restricted Subsidiary may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 5% of Consolidated Total Assets:

          o the outstanding Indebtedness secured by such Liens (not including any Liens permitted under "-- Limitation on Liens" other than any Liens permitted solely under the provisions of this "-- Exempted Liens and Sale and Leaseback Transactions"); plus

          o all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under "-- Limitation on Sale and Leaseback Transactions" other than any Sale and Leaseback Transactions permitted solely under the provisions of this "-- Exempted Liens and Sale and Leaseback Transactions"),

measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by Quest Diagnostics or the Restricted Subsidiary.


Limitation on Subsidiary Indebtedness and Preferred Stock

          None of the Subsidiaries of Quest Diagnostics other than the Subsidiary Guarantors may, directly or indirectly, create, incur, issue, assume or extend the maturity of any Indebtedness (including Acquired Indebtedness) or Preferred Stock except for the following, provided that, for purposes of this covenant, any Acquired Indebtedness shall not be deemed to have been incurred until 270 days from the date (1) the Person obligated on such Acquired Indebtedness becomes a Subsidiary of Quest Diagnostics or (2) the acquisition of assets, in connection with which such Acquired Indebtedness was assumed, is consummated:

          o Indebtedness outstanding on the date of the issuance of the senior debt securities;

          o Indebtedness representing the assumption by one Subsidiary of Indebtedness of another Subsidiary;

          o    Indebtedness outstanding under any Receivables Credit Facility;

          o Indebtedness secured by a Lien incurred for the purpose of financing all or any part of a property's purchase price or cost of construction or additions, repairs, alterations or other improvements, provided that such Indebtedness and Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;

          o Indebtedness of any Subsidiary of Quest Diagnostics, the proceeds of which are used to renew, extend, refinance or refund outstanding Indebtedness of such Subsidiary; provided that such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced or refunded; provided further that such Indebtedness shall be permitted hereunder only to the extent that the aggregate principal amount of such Indebtedness (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom) does not exceed the aggregate principal amount then outstanding under the Indebtedness being renewed, extended, refinanced or refunded (or if the Indebtedness being renewed, extended, refinanced or refunded, was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with generally accepted accounting principles) plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of such Subsidiary incurred in connection with such refinancing;

          o Indebtedness of a Subsidiary of Quest Diagnostics to Quest Diagnostics or to another Subsidiary of Quest Diagnostics;

          o any Indebtedness resulting from a Sale and Leaseback Transaction that is permitted by the "-- Limitation on Sale and Leaseback Transactions" covenant (other than any Sale and Leaseback Transaction that is permitted solely pursuant to the provisions of "-- Exempted Liens and Sale and Leaseback Transactions");

          o    any Permitted Acquired Indebtedness;

          o Preferred Stock to the extent that the aggregate liquidation preference of Preferred Stock, outstanding at any one time, does not exceed 5% of Consolidated Total Assets; or

          o any Indebtedness, including any Acquired Indebtedness that is not Permitted Acquired Indebtedness, the outstanding aggregate principal amount of which does not at any one time exceed the greater of (1) 10% of Consolidated Total Assets or (2) $200 million, measured in each case at the time such Indebtedness is incurred.


Merger, Consolidation or Sale of Assets

          Quest Diagnostics shall not consolidate with or merge with or into any other Person or sell, transfer or lease all or substantially all of its assets to any Person, unless:

          o either Quest Diagnostics shall be the continuing corporation, or the corporation (if other than Quest Diagnostics) formed by such consolidation or into which Quest Diagnostics is merged or the Person that acquires by sale, transfer or lease of all or substantially all of Quest Diagnostics' assets shall (1) be organized under the laws of the United States or any state thereof and (2) expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Quest Diagnostics under the Indenture and on all the securities;

          o immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

          o Quest Diagnostics and the successor Person have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this provision and that all conditions precedents for such transaction have been complied with.


Events of Default

          The following Events of Default will apply unless otherwise specified in a prospectus supplement. The term "Event of Default" in respect of the senior debt securities of a series means any of the following:

          o Quest Diagnostics or any Subsidiary Guarantor does not pay the principal of or any premium on the senior debt securities of that series on its due date;

          o Quest Diagnostics or any Subsidiary Guarantor does not pay interest on the senior debt securities of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration;

          o Quest Diagnostics or any Subsidiary Guarantor remains in breach of a covenant in respect of the senior debt securities of that series for 60 days after it receives a written notice of default stating it is in breach and requiring that it remedy the breach. The notice must be sent by either the trustee or holders of 25% of the aggregate principal amount of the senior debt securities of that series;

          o An event of default under any indenture or instrument evidencing or under which Quest Diagnostics or any Subsidiary Guarantor then has outstanding any Indebtedness shall occur and be continuing and either:

               (1) such event of default results from the failure to pay the principal of such Indebtedness in excess of $50 million at final maturity of such Indebtedness, individually or in the aggregate; or

               (2) as a result of such event of default the maturity of such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable and the principal amount of such Indebtedness, together with the principal of any other Indebtedness of Quest Diagnostics or such Subsidiary Guarantor in default, or the maturity of which has been accelerated, aggregates at least $50 million, individually or in the aggregate;

          o Any Subsidiary Guarantor repudiates its obligations under its guarantee of the senior debt securities of that series or, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture, any such guarantee ceases to be in full force and effect or is declared null and void and such condition shall have continued for a period of 30 days after written notice of such failure requiring Quest Diagnostics or the Subsidiary Guarantor to remedy the same shall have been given to Quest Diagnostics by the trustee or to Quest Diagnostics and the trustee by the holders of 25% in aggregate principal amount of the senior debt securities of that series then outstanding; or

          o Quest Diagnostics or any Subsidiary Guarantor files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

         The trustee may withhold notice to the holders of senior debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

          Unless otherwise specified in a prospectus supplement, if an event of default with respect to the senior debt securities of a series has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount (and premium, if any) of, and accrued interest on all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the senior debt securities of a series occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of the senior debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Holders of a majority in principal amount of the senior debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of the senior debt securities of that series. A declaration of acceleration of maturity with respect to the senior debt securities of a series may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the senior debt securities of that series.

          Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any of the holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability called an "indemnity." If such indemnity is provided, the holders of a majority in principal amount of the senior debt securities of a series may, with respect to the senior debt securities of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.

          Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities of a series, the following must occur:

          o You must give the trustee written notice that an event of default has occurred and remains uncured;

          o The holders of at least 25% in principal amount of the outstanding senior debt securities of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity against the cost and other liabilities of taking that action;

          o The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

          o Holders of a majority in principal amount of the senior debt securities of that series must not have given the trustee a direction inconsistent with the above notice.

          However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date.

          Holders of a majority in principal amount of the senior debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

          "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

          Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the senior debt securities, or else specifying any default.


Conversion and Exchange

          If any senior debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

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

          o the conversion price or exchange ratio, or the calculation method for such price or ratio;

          o the conversion or exchange period, or how such period will be determined;

          o if conversion or exchange will be mandatory or at the option of the holder or our company;

          o provisions for adjustment of the conversion price or the exchange ratio; and

          o provisions affecting conversion or exchange in the event of the redemption of the senior debt securities.

          Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.


Additional Mechanics


          Form, Exchange and Transfer

          The senior debt securities will be issued:

          o    as registered securities; or

          o as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

          o in global form, see "Securities We May Issue 2-- Global Securities;" or

          o in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities.

          You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

          You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust -- Trustee Administration. The trustee maintains the list of registered holders and acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

          You will not be required to pay a service charge to transfer or exchange senior debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

          If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

          If the senior debt securities are redeemable and we redeem less than all of the senior debt securities of a particular series, we may block the transfer or exchange of senior debt securities for 15 days before the day we mail

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

the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We also may refuse to register transfers or exchanges of senior debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.


          Paying and Paying Agents

          If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. Holders buying and selling senior debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the senior debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

          With respect to registered securities, we will pay interest, principal and any other money due on the senior debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We also may choose to pay interest by mailing checks or making wire transfers.

          "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

          If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If senior debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such senior debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

          Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

          We also may arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. We also may choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of senior debt securities.


          Notices

          With respect to registered securities, we and the trustee will send notices regarding the senior debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City

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

of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.


Book Entry, Delivery and Form

          The senior debt securities of a series will be issued in one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. We will not issue senior debt securities in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through the DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof.


Modification or Waiver

          There are three types of changes we can make to the indenture and the senior debt securities.

          Changes Requiring Your Approval. First, there are changes that cannot be made to your senior debt securities without your specific approval. Following is a list of those types of changes:

          o changing the stated maturity of the principal of or interest on a senior debt security;

          o reducing any amounts due on a senior debt security or payable upon acceleration of the maturity of a security following a default;

          o adversely affecting any right of repayment at the holder's option;

          o changing the place (except as otherwise described in this prospectus) or currency of payment on a senior debt security;

          o impairing your right to sue for payment or to convert or exchange a security;

          o modifying the senior debt securities to subordinate the senior debt securities to other indebtedness;

          o reducing the percentage of holders of senior debt securities whose consent is needed to modify or amend the Indenture;

          o reducing the percentage of holders of senior debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

          o reducing the requirements for quorum or voting with respect to the senior debt securities;

          o modifying any other aspect of the provisions of the Indenture dealing with modification and waiver except to increase the voting requirements;

          o change in any of our obligations to pay additional amounts that are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

          o    other provisions specified in the prospectus supplement.

          Changes Requiring a Majority Vote. The second type of change to the Indenture and the outstanding senior debt securities is the kind that requires a vote in favor by holders of outstanding senior debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding senior debt securities in any material respect. The same vote would be required for us and our subsidiary guarantors to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we and our subsidiary guarantors cannot obtain a waiver of a payment default or any other aspect of the Indenture or the outstanding senior debt securities listed in the first category described previously under "-- Changes Requiring Your Approval" unless we and our subsidiary guarantors obtain your individual consent to the waiver.

          Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding senior debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding senior debt securities in any material respect. Qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act does not require any vote by holders of senior debt securities.

          Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a senior debt security:

          o for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the senior debt securities were accelerated to that date because of a default; and

          o for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that senior debt security described in the prospectus supplement.

          Senior debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Senior debt securities also will not be eligible to vote if they have been fully defeased as described later under "Defeasance -- Full Defeasance."

          We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the Indenture.

          We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

          "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the debt securities or request a waiver.


Satisfaction and Discharge

          The Indenture will cease to be of further effect, and we and our subsidiary guarantors will be deemed to have satisfied and discharged the Indenture with respect to a particular series of senior debt securities, when the following conditions have been satisfied:

          o all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year,

          o we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for senior debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for senior debt securities that have not become due and payable),

          o we have paid or caused to be paid all other sums payable under the Indenture in respect of that series, and

          o we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

          We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.


Defeasance

          The following discussion of full defeasance and covenant defeasance will be applicable to your series of senior debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

          Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves and our subsidiary guarantors from any payment or other obligations on the senior debt securities, called "full defeasance," if we put in place the following other arrangements for you to be repaid:

          o We must deposit in trust for your benefit and the benefit of all other registered holders of the senior debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the senior debt securities on their various due dates including, possibly, their earliest redemption date.

          o Under current federal tax law, the deposit and our legal release from the senior debt securities would likely be treated as though you surrendered your senior debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for United States federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the senior debt securities ourselves.

          o We must comply with any additional provisions set forth in the prospectus supplement.

          If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the senior debt securities. You could not look to us or our subsidiary guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

          Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released and cause our subsidiary guarantors to be released, from the restrictive covenants in the senior debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following:

          o We must deposit in trust for your benefit and the benefit of all other registered holders of the senior debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the senior debt securities on their various due dates.

          o We must deliver to the trustee a legal opinion confirming that under current United States federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and just repaid the senior debt securities ourselves.

          o We must comply with any additional provisions set forth in the prospectus supplement.

          If we accomplish covenant defeasance, the following provisions of the Indenture and the senior debt securities would no longer apply unless otherwise specified:

          o any promises of our subsidiary guarantors relating to their guarantees, the conduct of their business and any other covenants applicable to the series of senior debt securities;

          o our promises regarding conduct of our business and other matters and any other covenants applicable to the series of senior debt securities; and

          o the definition of an event of default as a breach of such covenants.

          If we accomplish covenant defeasance, you can still look to us and our subsidiary guarantors for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

          In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us and our subsidiary guarantors from making payments of principal, premium, and interest, if any, on the senior debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.


The Trustee

          The initial trustee under the Indenture will be The Bank of New York. The Bank of New York also will be the initial paying agent and registrar for the senior debt securities. The Bank of New York is also the trustee and note registrar for our 6 3/4% senior notes due 2006, our 7 1/2% senior notes due
2011 and our 1.75% contingent convertible debentures due 2021.

          The Indenture provides that, except during the continuance of an event of default under the Indenture, the trustee under the Indenture will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the senior debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the Indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the Indenture will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Indenture and provisions of the Trust Indenture Act incorporated by reference in the Indenture contain limitations on the rights of the trustee under such Indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the Indenture is permitted to engage in other transactions. However, if the trustee under the Indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

          The trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of securities under the Indenture, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.


Governing Law

          The Indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York without application of principles of conflicts of law thereunder.


Definitions

          The following definitions are applicable to this Description of Senior Debt Securities:

          "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or acquiring such assets, as the case may be.

          "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net rental payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstructions, insurance, taxes, assessments, water rates, operating and labor costs or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

          "Capitalized Lease" means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.

          "Consolidated Total Assets" means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with accounting principles generally accepted in the United States.

          "Existing Receivables Credit Facility" means the receivables-backed financing transaction pursuant to (1) the Receivables Sales Agreement, dated as of July 21, 2000 between Quest Diagnostics and each of its direct and indirect wholly owned Subsidiaries that is a seller thereunder, and Quest Diagnostics Receivables Inc., as the buyer, (2) the Amended and Restated Credit and Security Agreement, dated as of September 28, 2001 among Quest Diagnostics Receivables Inc., as borrower, Quest Diagnostics, as initial servicer, each of the lenders from time to time party thereto, and Wachovia Bank, N.A., as administrative agent, and (3) the various related ancillary documents.

          "Indebtedness" of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations that would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that "Indebtedness" of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

          "Initial Subsidiary Guarantors" means each of Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest

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

Diagnostics LLC (IL), Quest Diagnostics Incorporated (MI), Quest Diagnostics Incorporated (CT), Quest Diagnostics Incorporated (MA), Quest Diagnostics of Pennsylvania Inc., Quest Diagnostics Incorporated (OH), MetWest Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostic Reference Services Inc., Laboratory Holdings Incorporated, Pathology Building Partnership, Quest Diagnostics Investments Incorporated and Quest Diagnostics Finance Incorporated. On August 24, 2001, Quest Diagnostics Incorporated (OH) merged into Quest Diagnostics of Pennsylvania Inc. On April 9, 2002, Quest Diagnostics Incorporated (CT) was dissolved. On April 1, 2002, Quest Diagnostics Incorporated (MA) merged into Quest Diagnostics LLC (MA). On January 11, 2002, Laboratory Holdings Incorporated was dissolved.

          "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.

          "Officer's Certificate" means a certificate signed by any Officer of Quest Diagnostics or any Subsidiary Guarantor, as the case may be, in his or her capacity as such Officer and delivered to the trustee.

          "Permitted Acquired Indebtedness" means any Acquired Indebtedness that remains outstanding following the expiration of a good faith offer by Quest Diagnostics or the Subsidiary of Quest Diagnostics obligated under such Acquired Indebtedness to acquire such Acquired Indebtedness, including, without limitation, an offer to exchange such Acquired Indebtedness for debt securities of Quest Diagnostics, on terms, which in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature; provided that the initial expiration date of any such offer shall be not later than the expiration of the 270-day period referred to in the first paragraph of the "Limitation on Subsidiary Indebtedness and Preferred Stock" covenant; provided further that the amount of Acquired Indebtedness that shall constitute "Permitted Acquired Indebtedness" shall only be equal to the amount of Acquired Indebtedness that Quest Diagnostics or such Subsidiary has made an offer to acquire in accordance with the foregoing.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

          "Preferred Stock" means, with respect to any Person, any and all shares of preferred stock (however designated) issued by such Person, that is entitled to preference or priority over one or more series or classes of capital stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or on liquidation, whether now outstanding, or issued after the date that the senior debt securities are issued.

          "Principal Property" means any real property and any related buildings, fixtures or other improvements located in the United States owned by Quest Diagnostics or its Subsidiaries (1) on or in which one of its 30 largest domestic clinical laboratories conducts operations, as determined by net revenues for the four most recent fiscal quarters for which financial statements have been filed with the SEC, or (2) the net book value of which at the time of the determination exceeds 1% of the Consolidated Total Assets of Quest Diagnostics.

          "Receivables Credit Facility" means any receivables-backed financing transaction including the Existing Receivables Credit Facility, in each case as such transaction may be amended or otherwise modified from time to time or refinanced or replaced with respect to all or any portion of the indebtedness under such transaction.

          "Restricted Subsidiary" means any Subsidiary of Quest Diagnostics that owns a Principal Property.

          "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by Quest Diagnostics or any Restricted Subsidiary of any Principal Property that has been or is to be sold or transferred by Quest Diagnostics or any Restricted Subsidiary to such person, as the case may be.

          "Subsidiary" of any Person means (1) a corporation, a majority of the outstanding voting stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

          "Subsidiary Guarantors" means, at any time, (1) each Initial Subsidiary Guarantor and (2) each existing and future domestic Subsidiary of Quest Diagnostics which is required to guarantee the obligations of Quest Diagnostics under the senior debt securities, provided that, in each case, such Initial Subsidiary Guarantor or such other domestic Subsidiary continues to guarantee the senior debt securities at such time.

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


                   DESCRIPTION OF SUBORDINATED DEBT SECURITIES

          We may issue subordinated debt securities from time to time in one or more distinct series. This section summarizes the material terms of our subordinated debt securities. Some of the financial and other terms of any series of subordinated debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

          As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the subordinated debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

          o First, subject to some limitations, the trustee can enforce your rights against us if we default.

          o Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

          Because this section is a summary of the material terms of the indenture, it does not describe every aspect of the subordinated debt securities. We urge you to read the indenture because it, and not this description, defines your rights as a holder of subordinated debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the indenture as an exhibit to our Securities Act and Exchange Act reports that we have filed with the SEC. See "Where You Can Find More Information," for information on how to obtain a copy of the indenture.

          Whenever we refer in this Description of Subordinated Debt Securities to terms defined in the indenture below, such defined terms are incorporated herein by reference. As used in this Description of Subordinated Debt Securities, the terms "we," "our," "us," and "Quest Diagnostics" do not include any current or future subsidiary of Quest Diagnostics Incorporated, unless the context indicates otherwise.

          The subordinated debt securities will be issued under a subordinated indenture (the "Subordinated Indenture") among Quest Diagnostics, as issuer, The Bank of New York, as trustee and, if the subordinated debt securities are to be guaranteed by subsidiaries of Quest Diagnostics, the subsidiary guarantors party thereto. The terms of the subordinated debt securities will include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act of 1939. A copy of the Subordinated Indenture is available for inspection at the office of the trustee.


General

          The subordinated debt securities will be unsecured obligations of our company.

          Our subordinated debt securities may be guaranteed by certain of our subsidiaries. We refer to these subsidiaries as our "subsidiary guarantors." Because our subordinated debt securities may or may not be guaranteed by our subsidiary guarantors, references to our subsidiary guarantors are applicable only if the prospectus supplement indicates that the debt securities will be guaranteed by our subsidiary guarantors.

          We may, from time to time, without the consent of the holders of subordinated debt securities, issue additional subordinated debt securities having the same ranking and the same interest rate, maturity and other terms as the subordinated debt securities of that series. Any additional subordinated debt securities and the subordinated debt securities of that series will constitute a single series under the Subordinated Indenture. This type of offering is often referred to as a "reopening."

          Subordinated debt securities will bear interest at the annual rate noted on the cover page of a prospectus supplement. Interest will be payable semiannually each year. Interest on the subordinated debt securities will be paid to holders of record immediately before the interest payment date.

          You should read the prospectus supplement for the following terms of the series of subordinated debt securities offered by the prospectus supplement:

          o    The title of the subordinated debt securities.

          o The aggregate principal amount of the subordinated debt securities, the percentage of their principal amount at which the subordinated debt securities will be issued and the date or dates when the principal of the subordinated debt securities will be payable or how those dates will be determined.

          o The interest rate or rates, which may be fixed or variable, that the subordinated debt securities will bear, if any, and how the rate or rates will be determined.

          o The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

          o The place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the subordinated debt securities and where notices or demands to or upon us in respect of the subordinated debt securities may be served.

          o    Any optional redemption provisions.

          o Any sinking fund or other provisions that would obligate us to repurchase or redeem the subordinated debt securities.

          o Whether the amount of payments of principal of, or premium, if any, or interest on the subordinated debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

          o Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the subordinated debt securities.

          o If not the principal amount of the subordinated debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the subordinated debt securities or how that portion will be determined.

          o Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the Subordinated Indenture that will be applicable to the subordinated debt securities.

          o Any provisions granting special rights to the holders of the subordinated debt securities upon the occurrence of specified events.

          o If other than the trustee, the name of any paying agent, security registrar and transfer agent for the subordinated debt securities.

          o If the subordinated debt securities are not to be issued in book-entry form only and held by DTC, as depositary, the form of such subordinated debt securities, including whether such subordinated debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

          o If other than U.S. dollars, the currency or currencies of such subordinated debt securities.

          o The person to whom any interest in a subordinated debt security will be payable, if other than the registered holder at the close of business on the regular record date.

          o The denomination or denominations in which the subordinated debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

          o Whether such subordinated debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such subordinated debt securities will be so convertible or exchangeable.

          o A discussion of United States federal income tax, accounting and other special considerations, procedures and limitations with respect to the subordinated debt securities.

          o Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the subordinated debt securities rather than pay such additional amounts.

          o Whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries.

          o Any other terms of the subordinated debt securities that are consistent with the provisions of the Subordinated Indenture.

          For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on subordinated debt securities will include additional amounts if required by the terms of such subordinated debt securities.

          The Subordinated Indenture does not limit the amount of subordinated debt securities that we are authorized to issue from time to time. The Subordinated Indenture also provides that there may be more than one trustee thereunder, each for one or more series of subordinated debt securities. At a time when two or more trustees are acting under the Subordinated Indenture, each with respect to only certain series, the term "debt securities" means the series of subordinated debt securities for which each respective trustee is acting. If there is more than one trustee under the Subordinated Indenture, the powers and trust obligations of each trustee will apply only to the subordinated debt securities for which it is trustee. If two or more trustees are acting under the Subordinated Indenture, then the subordinated debt securities for which each trustee is acting would be treated as if issued under separate subordinated indentures.

          We may issue subordinated debt securities with terms different from those of subordinated debt securities that already may have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of subordinated debt securities and issue additional subordinated debt securities of that series unless the reopening was restricted when that series was created.

          There is no requirement that we issue subordinated debt securities in the future under any subordinated indenture, and we may use other subordinated indentures or documentation, containing different provisions in connection with future issues of other subordinated debt securities.

          We may issue the subordinated debt securities as original issue discount securities, which are subordinated debt securities, including any zero-coupon subordinated debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Guarantees

          Each of our subsidiaries may fully and unconditionally guarantee the payment of the principal of, premium and interest on our subordinated debt securities. The guarantees of the subordinated debt securities will be endorsed on the subordinated debt securities and will be unsecured obligations of our subsidiary guarantors.

          To the extent that our subordinated debt securities are guaranteed, the subordinated debt securities described in this prospectus may be fully and unconditionally guaranteed on a joint and several basis by any of the following wholly-owned subsidiaries: Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest Diagnostics LLC (IL), Quest Diagnostics Incorporated (MI), Quest Diagnostics of Pennsylvania Inc., MetWest Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostic Reference Services Inc., Pathology Building Partnership, Quest Diagnostics Investments Incorporated, Quest Diagnostics Finance Incorporated, American Medical Laboratories Incorporated, AML Inc., Quest Diagnostics Nichols Institute, Inc., Quest Diagnostics Incorporated (NV), APL Properties Limited Company, Quest Diagnostics LLC (CT), Quest Diagnostics LLC (MA), Unilab Corporation and Unilab Acquisition Corporation.

          The Subordinated Indenture provides that the obligations of each subsidiary guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. federal or state laws. Application of this clause could limit the amount that holders of subordinated debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of our subordinated debt securities, will have agreed to such limitations. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."


Ranking

          Unless provided otherwise in the applicable prospectus supplement and supplemental subordinated indenture, the subordinated debt securities are not secured by any of our property or assets. Accordingly, your ownership of subordinated debt securities means you are one of our unsecured creditors. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See "-- Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. In addition, both the senior and subordinated debt securities, if they are not guaranteed by our subsidiaries, will be effectively subordinated to the indebtedness of our subsidiaries.

          The subordinated debt securities will be subordinate and junior in right of payment to all the existing and future Senior Indebtedness of Quest Diagnostics. The subordinated debt securities will rank equally with other unsecured obligations of Quest Diagnostics that are subordinated to Senior Indebtedness of Quest Diagnostics to the same extent as the subordinated debt securities. The subordinated guarantees of a subsidiary guarantor will be subordinate and junior in right of payment to all the existing and future Senior Indebtedness of such subsidiary guarantor. The subordinated guarantees of a subsidiary guarantor will rank equally with other unsecured obligations of such subsidiary guarantor which is subordinated to Senior Indebtedness of such subsidiary guarantor to the same extent as the subordinated guarantees.

          The subordinated debt securities and the subordinated guarantees will be effectively subordinated to any secured obligations (whether senior or subordinated) of Quest Diagnostics or subsidiary guarantors, as the case may be, to the extent of the value of the assets securing such obligations.

          Quest Diagnostics conducts its operations through subsidiaries, which generate a substantial portion of its operating income and cash flow. As a result, distributions or advances from subsidiaries of Quest Diagnostics are a major source of funds necessary to meet its debt service and other obligations. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operating requirements, may limit the ability of Quest Diagnostics to obtain cash required to pay Quest Diagnostics' debt service obligations, including payments on the subordinated debt securities. The subordinated debt securities will be structurally subordinated to all existing and future obligations (whether senior or subordinated) of and preferred stock issued by Quest Diagnostics' subsidiaries (unless such subsidiaries are subsidiary guarantors), including claims with respect to trade payables. In

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

addition, the subordinated guarantees of our subsidiary guarantors will be structurally subordinated to all existing and future obligations (whether senior or subordinated) of and preferred stock issued by the subsidiary guarantor's subsidiaries (unless such subsidiaries are also subsidiary guarantors), including claims with respect to trade payables. This means that holders of the subordinated debt securities as guaranteed by the subsidiary guarantors will have a junior position with respect to such obligations of and preferred stock issued by direct and indirect subsidiaries of Quest Diagnostics that are not subsidiary guarantors on the assets and earnings of such subsidiaries.

          As described above, all of our debt securities are effectively subordinated to all existing and future obligations of and preferred stock issued by any of our non-guarantor subsidiaries and would be so subordinated if a guarantee issued by any of our subsidiary guarantors were avoided or subordinated in favor of obligations of and preferred stock issued by the subsidiary guarantor. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."


Subordination

          Unless the applicable prospectus supplement or the supplemental subordinated indenture provides otherwise, the following provisions will apply to the subordinated debt securities:

          The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

          o We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

          o We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

          o The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under "-- Events of Default."

          In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We also are prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

          These subordination provisions mean that if we are insolvent, a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

          The Subordinated Indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

          "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of, and premium, if any, and unpaid interest on:

          o indebtedness of Quest Diagnostics, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities. This includes the indebtedness of others guaranteed by Quest Diagnostics but excludes the debt securities Quest Diagnostics issued under the Subordinated Indenture and any remaining 10 3/4% senior subordinated notes due 2006 of Quest Diagnostics; and

          o renewals, extensions, modifications and refunding of any such indebtedness.

          "Senior Guarantees" with respect to any subsidiary guarantor is defined in the Subordinated Indenture as all obligations of such subsidiary guarantor under a guarantee of Senior Indebtedness of Quest Diagnostics.

          If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.


Merger or Consolidation

          Under the terms of the Subordinated Indenture, Quest Diagnostics is generally permitted to consolidate or merge with another entity. Quest Diagnostics also is permitted to sell all or substantially all of its assets to another entity. However, Quest Diagnostics may not take any of these actions unless all the following conditions are met:

          o either Quest Diagnostics will be the surviving corporation or, if Quest Diagnostics merges out of existence or sells assets, the entity into which Quest Diagnostics merges or to which Quest Diagnostics sells assets must agree to be legally responsible for the subordinated debt securities;

          o immediately after the merger or transfer of assets, no default on the subordinated debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

          o Quest Diagnostics must deliver certain certificates and documents to the trustee; and

          o Quest Diagnostics must satisfy any other requirements specified in the prospectus supplement.


Events of Default

          You will have special rights if an event of default occurs in respect of the subordinated debt securities of your series and is not cured, as described later in this subsection.

          What is an Event of Default? The following Events of Default will apply unless otherwise specified in a prospectus supplement. The term "Event of Default" in respect of the subordinated debt securities of your series means any of the following:

          o Quest Diagnostics and any of its subsidiary guarantors do not pay the principal of or any premium on a subordinated debt security of such series on its due date.

          o Quest Diagnostics and any of its subsidiary guarantors do not pay interest on a subordinated debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

          o Quest Diagnostics does not deposit any sinking fund payment in respect of subordinated debt securities of such series on its due date.

          o Quest Diagnostics or any of its subsidiary guarantors remains in breach of a covenant in respect of subordinated debt securities of such series for 60 days after Quest Diagnostics receives a written notice of default stating Quest Diagnostics is in breach and requiring that Quest Diagnostics remedies the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of subordinated debt securities of such series.

          o Quest Diagnostics or any of its subsidiary guarantors files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

          o Any of Quest Diagnostics' subsidiary guarantors repudiates its obligations under any subsidiary guarantee or, except to the extent contemplated by the related subordinated indenture, any subsidiary guarantee is determined to be unenforceable or invalid or shall for any reasons cease to be in full force and effect.

          o Any other event of default in respect of subordinated debt securities of such series described in the prospectus supplement occurs.

          The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of subordinated debt securities does not necessarily constitute an event of default for any other series of debt securities issued under a subordinated indenture. The trustee may withhold notice to the holders of subordinated debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

          Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the subordinated debt securities of the affected series may declare the entire principal amount of all the subordinated debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the subordinated debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules that apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the subordinated debt securities of the affected series if (1) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the subordinated debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Subordinated Indenture at the request of the holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability, called an "indemnity." If such indemnity is provided, the holders of a majority in principal amount of the outstanding subordinated debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.

          Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your fights or protect your interests relating to the debt securities, the following must occur:

          o You must give the trustee written notice that an event of default has occurred and remains uncured.

          o The holders of not less than 25% in principal amount of all outstanding subordinated debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

          o The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

          o The holders of a majority in principal amount of the subordinated debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

          However, you are entitled at any time to bring a lawsuit for the payment of money due on your subordinated debt securities on or after the due date.

          Holders of a majority in principal amount of the subordinated debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

          "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

          Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Subordinated Indenture and the subordinated debt securities, or else specifying any default.


Conversion and Exchange

          If any subordinated debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

          o the conversion price or exchange ratio, or the calculation method for such price or ratio;

          o the conversion or exchange period, or how such period will be determined;

          o if conversion or exchange will be mandatory or at the option of the holder or our company;

          o provisions for adjustment of the conversion price or the exchange ratio; and

          o provisions affecting conversion or exchange in the event of the redemption of the debt securities.

          Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.


Additional Mechanics


         Form, Exchange and Transfer

         The subordinated debt securities will be issued:

          o    as registered securities; or

          o as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

          o    in global form, see "Securities We May Issue-- Global
               Securities"; or

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

          o in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities.

          You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

          You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust -- Trustee Administration. The trustee maintains the list of registered holders and acts as our agent for registering subordinated debt securities in the names of holders and transferring subordinated debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

          You will not be required to pay a service charge to transfer or exchange subordinated debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

          If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We also may approve a change in the office through which any transfer agent acts.

          If the subordinated debt securities are redeemable and we redeem less than all of the subordinated debt securities of a particular series, we may block the transfer or exchange of subordinated debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of subordinated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any subordinated debt security being partially redeemed.


          Paying and Paying Agents

          If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "regular record date" and is stated in the prospectus supplement. Holders buying and selling subordinated debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the subordinated debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

          With respect to registered securities, we will pay interest, principal and any other money due on the subordinated debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn:
Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We also may choose to pay interest by mailing checks or making wire transfers.

          "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

          If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If subordinated debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such subordinated debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

          Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

          We also may arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. We also may choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of subordinated debt securities.


          Notices

          With respect to registered securities, we and the trustee will send notices regarding the subordinated debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.


Modification or Waiver

          There are three types of changes we can make to the indenture and the subordinated debt securities.

          Changes Requiring your Approval. First, there are changes that cannot be made to your subordinated debt securities without your specific approval. Following is a list of those types of changes:

          o changing the stated maturity of the principal of or interest on a subordinated debt security;

          o reducing any amounts due on a subordinated debt security or payable upon acceleration of the maturity of a security following a default;

          o adversely affecting any right of repayment at the holder's option;

          o changing the place (except as otherwise described in this prospectus) or currency of payment on a subordinated debt security;

          o impairing your right to sue for payment or to convert or exchange a security;

          o modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

          o reducing the percentage of holders of subordinated debt securities whose consent is needed to modify or amend the Subordinated Indenture;

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          o    reducing the percentage of holders of subordinated debt
               securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

          o reducing the requirements for quorum or voting with respect to the subordinated debt securities;

          o modifying any other aspect of the provisions of the Subordinated Indenture dealing with modification and waiver except to increase the voting requirements;

          o change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

          o    other provisions specified in the prospectus supplement.

          Changes Requiring a Majority Vote. The second type of change to the Subordinated Indenture and the outstanding subordinated debt securities is the kind that requires a vote in favor by holders of outstanding subordinated debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding subordinated debt securities in any material respect. The same vote would be required for us and our subsidiary guarantors to obtain a waiver of all or part of certain covenants in the applicable subordinated indenture, or a waiver of a past default. However, we and our subsidiary guarantors cannot obtain a waiver of a payment default or any other aspect of the Subordinated Indenture or the outstanding subordinated debt securities listed in the first category described previously under "-- Changes Requiring Your Approval" unless we and our subsidiary guarantors obtain your individual consent to the waiver.

          Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding subordinated debt securities. This type is limited to clarifications, curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding subordinated debt securities in any material respect. Qualifying or maintaining the qualification of the Subordinated Indenture under the Trust Indenture Act does not require any vote by holders of subordinated debt securities.

          Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a subordinated debt security:

          o for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the subordinated debt securities were accelerated to that date because of a default; and

          o for subordinated debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that subordinated debt security described in the prospectus supplement.

          Subordinated debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Subordinated debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance -- Full Defeasance."

          We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding subordinated indenture securities that are entitled to vote or take other action under the Subordinated Indenture.

          We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

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

          "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Subordinated Indenture or the debt securities or request a waiver.


Satisfaction and Discharge

          The Subordinated Indenture will cease to be of further effect, and we and our subsidiary guarantors will be deemed to have satisfied and discharged the Subordinated Indenture with respect to a particular series of debt securities, when the following conditions have been satisfied:

          o all subordinated debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year,

          o we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the subordinated debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for subordinated debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for subordinated debt securities that have not become due and payable),

          o we have paid or caused to be paid all other sums payable under the Subordinated Indenture in respect of that series, and

          o we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

          We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.


Defeasance

          The following discussion of full defeasance and covenant defeasance will be applicable to your series of subordinated debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

          Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves and our subsidiary guarantors from any payment or other obligations on the subordinated debt securities, called "full defeasance," if we put in place the following other arrangements for you to be repaid:

          o We must deposit in trust for your benefit and the benefit of all other registered holders of the subordinated debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the subordinated debt securities on their various due dates including, possibly, their earliest redemption date.

          o Under current federal tax law, the deposit and our legal release from the subordinated debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the subordinated debt securities you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for United States federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

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

          o We must comply with any additional provisions set forth in the prospectus supplement.

          If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the subordinated debt securities. You could not look to us or our subsidiary guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "-- Subordination."

          Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released and cause our subsidiary guarantors to be released from the restrictive covenants in the subordinated debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the subordinated debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under "-- Subordination." In order to achieve covenant defeasance, we must do the following:

          o We must deposit in trust for your benefit and the benefit of all other registered holders of the subordinated debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the subordinated debt securities on their various due dates.

          o We must deliver to the trustee a legal opinion confirming that under current United States federal income tax law we may make the above deposit without causing you to be taxed on the subordinated debt securities any differently than if we did not make the deposit and just repaid the subordinated debt securities ourselves.

          o We must comply with any additional provisions set forth in the prospectus supplement.

          If we accomplish covenant defeasance, the following provisions of the Subordinated Indenture and the subordinated debt securities would no longer apply unless otherwise specified:

          o any promises of our subsidiary guarantors relating to their guarantees, the conduct of their business and any other covenants applicable to the series of subordinated debt securities that will be described in the prospectus supplement;

          o our promises regarding conduct of our business and other matters and any other covenants applicable to the series of subordinated debt securities that will be described in the prospectus supplement; and

          o the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

          If we accomplish covenant defeasance, you can still look to us and our subsidiary guarantors for repayment of the subordinated debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the subordinated debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

          In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us and our subsidiary guarantors from making payments of principal, premium, and interest, if any, on the subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

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


The Trustee

          The initial trustee under the Subordinated Indenture will be The Bank of New York. The Bank of New York will also be the initial paying agent and registrar for the debt securities. The Bank of New York also is the trustee and note registrar for our 6 3/4% senior notes due 2006, our 7 1/2% senior notes due 2011 and our 1.75% contingent convertible debentures due 2021.

          The Subordinated Indenture provides that, except during the continuance of an event of default under the Subordinated Indenture, the trustee under the Subordinated Indenture will perform only such duties as are specifically set forth in the Subordinated Indenture. Under the Subordinated Indenture, the holders of a majority in outstanding principal amount of the subordinated debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the Subordinated Indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the Subordinated Indenture will exercise such rights and powers vested in it under the Subordinated Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Subordinated Indenture and provisions of the Trust Indenture Act incorporated by reference in the Subordinated Indenture contain limitations on the rights of the trustee under such Subordinated Indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the Subordinated Indenture is permitted to engage in other transactions. However, if the trustee under the Subordinated Indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

          The trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of securities under the Subordinated Indenture, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.


Governing Law

          The Subordinated Indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York without application of principles of conflicts of law thereunder.

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                       DESCRIPTION OF THE PREFERRED STOCK
                     AND THE DEPOSITARY SHARES REPRESENTING
                      FRACTIONAL SHARES OF PREFERRED STOCK

          This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.


Book-Entry Securities

          The preferred stock may be issued in whole or in part in the form of one or more global securities. See "Securities We May Issue" for additional information about your limited rights as the beneficial owner of a global security.


Our Series of Preferred Stock

          Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 10,000,000 shares of preferred stock. As of October 28, 2003, we had previously authorized:

          o 1,000 shares of voting cumulative preferred stock, par value $1.00 per share, none of which are issued and outstanding; and

          o 1,300,000 shares of series A preferred stock par value $1.00 per share, none of which are expected to be issued nor are any outstanding; series A preferred stock will be issued pursuant to our rights agreement as described under "Description of Common Stock -- Rights Agreement."


Terms of Future Series of Preferred Stock

          Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may:

          o rank prior to our common stock as to dividend rights, liquidation preference or both;

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

          o    have full or limited voting rights; and

          o    be convertible into shares of common stock or other securities.

          The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which may include the following:

          o    the maximum number of shares in the series;

          o    the designation of the series;

          o    the terms of any voting rights of the series;

          o the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

          o whether the shares of such series shall be redeemable by us and, if so, the times, prices and other terms and conditions of such redemption;

          o the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of our company;

          o whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          o whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          o the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

          o the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

          o whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "-- Depositary Shares;"

          o any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

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

          o our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

          The preferred stock will, when issued, be fully paid and non-assessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

Guarantees

          Each subsidiary guarantor may fully and unconditionally guarantee on a joint and several basis the payment obligations on the preferred stock including, but not limited to, dividend payments, redemption payments and liquidation payments.

          To the extent that our preferred stock is guaranteed, the preferred stock described in this prospectus may be fully and unconditionally guaranteed on a joint and several basis by any of the following wholly-owned subsidiaries:
Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest Diagnostics LLC (IL), Quest Diagnostics Incorporated
(MI), Quest Diagnostics of Pennsylvania Inc., MetWest Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostic Reference Services Inc., Pathology Building Partnership, Quest Diagnostics Investments Incorporated, Quest Diagnostics Finance Incorporated, American Medical Laboratories Incorporated, AML Inc., Quest Diagnostics Nichols Institute, Inc., Quest Diagnostics Incorporated (NV), APL Properties Limited Company, Quest Diagnostics LLC (CT), Quest Diagnostics LLC (MA), Unilab Corporation and Unilab Acquisition Corporation.

          The form of guarantee for the preferred stock will provide that the obligations of each subsidiary guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable United States federal or state laws. Application of this clause could limit the amount that holders of subordinated debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of our subordinated debt securities, will have agreed to such limitations. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."


Depositary Shares

          This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share and any general terms outlined in this section that will not apply to those depositary shares.

          We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of depositary agreement, including the form of depositary receipt, as an exhibit to the registration statement, of which this prospectus is a part. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

          General. We may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

          The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

          If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

          Dividends and Other Distributions. The depositary will distribute all cash dividends or other distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

          If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

          The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

          Conversion and Exchange. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

          Redemption of Depositary Shares. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

          After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

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

          Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

          The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

          Taxation. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

          o No gain or loss will be recognized for United States federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement.

          o The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock.

          o The holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

          Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between our company and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by us or the depositary only if:

          o All outstanding depositary shares relating to the depositary agreement have been redeemed.

          o There has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business and the distribution has been distributed to the holders of the related depositary shares.

          Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

          Miscellaneous. We will forward to the holders of depositary shares all reports and communications that it must furnish to the holders of the preferred stock.

          Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the depositary's obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

          Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                           DESCRIPTION OF COMMON STOCK

          Our certificate of incorporation permits us to issue up to 300,000,000 shares of common stock, par value $0.01 per share. As of October 28, 2003, there were 103,953,001 shares of common stock outstanding held of record by approximately 6,000 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws is only a summary, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC.


Common Stock

          Holders of our common stock are entitled to receive, as, when and if declared by our board of directors, dividends and other distributions in cash, stock or property from our assets or funds legally available for those purposes subject to any dividend preferences that may be attributable to preferred stock. Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders may vote. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution, subject to any prior rights of any holders of preferred stock then outstanding.

          Our common stock is traded on the New York Stock Exchange under the symbol "DGX."


Delaware Law and our Certificate of Incorporation and Bylaw Provisions may have an Anti-Takeover Effect

          Provisions in our certificate of incorporation, bylaws and Delaware law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise. We are governed by the provisions of Section 203 of the Delaware General Corporate Law, which provides that a person who owns (or within three years, did own) 15% or more of a company's voting stock is an "interested stockholder." Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

          o the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

          o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

          o at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

          Section 203 could prohibit or delay mergers or other takeover attempts against us and accordingly, may discourage attempts to acquire us through tender offer, proxy contest or otherwise.

          Our certificate of incorporation and bylaws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of us unless such takeover or acquisition is approved by the board of directors. We have a staggered board of directors, so that it would take three successive annual meetings to replace all directors. Our certificate of incorporation also requires the approval of holders of at least 80% of the voting power of the outstanding capital stock of our company entitled to vote generally in the election of directors as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power or an interested stockholder, unless (1) the transaction is approved by at least a majority of directors which are not affiliated or associated with the interested stockholder with whom we are seeking a business combination or (2) certain minimum price, form of consideration and procedural requirements are met.

Rights Agreement

          On December 31, 1996, we adopted a shareholder rights agreement. As with most shareholder rights agreements, the terms of our rights agreement are complex and not easily summarized. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, as amended, that is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

          Our rights agreement provides that each of our common shares will have the right to purchase a unit consisting of one-hundredth of our series A preferred stock at a purchase price of $250. Each share of series A preferred stock is entitled to 100 votes per share and votes together with our common stock as a single class. The series A preferred stock is not redeemable. Holders of rights will have no rights as our stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

          Initially, the rights under our rights agreement are attached to outstanding certificates representing our common shares and no separate certificates representing the rights will be distributed. The rights will separate from our common shares and be represented by separate certificates approximately 10 days after someone acquires or commences a tender or exchange offer for 20% of our outstanding common stock except in the case of SmithKline Beecham and its affiliates, who may acquire up to 29.5% of our outstanding common stock without triggering the separation of the rights from our common stock.

          After the rights separate from our common shares, certificates representing the rights will be mailed to record holders of our common shares. Once distributed, the rights certificates alone will represent the rights. All of our common shares issued prior to the date the rights separate from the common shares will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common shares. The rights will expire on December 31, 2006 unless earlier redeemed or exchanged by us.

          If a person or group obtains or has the right to obtain 20% or more of our common shares, then each holder of a right shall be entitled to receive common stock in lieu of the series A preferred stock upon exercise of the right and payment of the purchase price. The number of shares of common stock the holder of the right shall be entitled to receive shall have a value equal to two times the purchase price paid by such holder upon exercise of the right, unless our board of directors exercises its option pursuant to the rights agreement to exchange all or part of the outstanding rights for common stock at an exchange ratio of one common stock per right prior to a person or group beneficially owning 50% or more of our common shares. If our company is acquired in a merger, consolidation or other business combination or more than 50% of our assets are sold or transferred, each right will thereafter entitle the holder thereof to receive, upon the exercise of such right, common stock of the acquiring corporation having a value equal to two times the purchase price of such right.

          Our rights agreement may have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover but rather are designed to enhance the ability of our board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.


Limitations on Liability and Indemnification of Officers and Directors

          Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for:

          o any breach of the director's duty of loyalty to our or its stockholders;

          o any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

          o any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

          o any transaction from which the directors derive an improper personal benefit.

          This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws.

          The certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by such law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.


Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Computershare Investors Services LLC, 2 North LaSalle Street, Chicago, Illinois 60602, and its telephone number at this location is (312) 588-4991.

                               SELLING STOCKHOLDER

          We have previously registered 3,000,000 shares of our common stock that may be offered by GlaxoSmithKline using this prospectus. As of October 28, 2003, these shares represented about 2.9% of the outstanding shares of our common stock, and GlaxoSmithKline held approximately 22.1 million shares of our common stock, representing approximately 21% of the outstanding shares of our common stock.

          In a letter agreement dated as of January 22, 2001, GlaxoSmithKline has agreed that (1) it will not offer or sell any shares of common stock pursuant to this prospectus other than as part of an underwritten public offering; (2) the maximum number of shares of common stock that it will sell pursuant to this prospectus will equal the lesser of (a) 3,000,000 shares of common stock or (b) such number of shares of common stock having an aggregate offering price of $225 million; and (3) it will not make more than one offering of common stock pursuant to this prospectus. Since GlaxoSmithKline may sell all or some of its shares of common stock that have been previously registered by us, no estimate can be made of the aggregate number of shares of common stock that will be owned by GlaxoSmithKline upon completion of any such sale.

                              PLAN OF DISTRIBUTION

          We may sell the securities and GlaxoSmithKline may sell shares of our common stock that it owns to one or more underwriters for public offering or to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities, and GlaxoSmithKline has reserved the right to sell shares of our common stock that it owns, directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. In a letter agreement dated as of January 22, 2001, GlaxoSmithKline has agreed that it will not offer or sell any common stock pursuant to this prospectus other than as part of an underwritten public offering.

          Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. We and GlaxoSmithKline also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities, and in the case of GlaxoSmithKline, our common stock, upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from us and GlaxoSmithKline in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

          Any underwriting compensation paid by our company and GlaxoSmithKline to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. GlaxoSmithKline, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with our company and GlaxoSmithKline, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

          Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

          Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, our company, GlaxoSmithKline and certain of our affiliates and GlaxoSmithKline's affiliate's in the ordinary course.


                           VALIDITY OF THE SECURITIES

          The validity of any securities issued hereunder will be passed upon for our company by Shearman & Sterling LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for any agents or underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.


                                     EXPERTS

          The consolidated financial statements of Quest Diagnostics Incorporated and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference into this prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of Unilab Corporation incorporated in this prospectus by reference from Quest Diagnostics Incorporated's Current Report on Form 8-K filed on March 13, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

         Securities and Exchange Commission registration fee.......  $    52,585
         NYSE listing fee..........................................  $    65,000
         Legal fees and expenses...................................  $   200,000
         Transfer Agent's fees and expenses........................  $    10,000
         Trustee's fees and expenses...............................  $    20,000
         Rating agency fees........................................  $   420,000
         Accounting fees and expenses..............................  $   200,000
         Blue Sky fees and expenses (including counsel fees).......  $    10,000
         Printing expenses.........................................  $   400,000
         Miscellaneous.............................................  $    25,000
                 Total.............................................  $ 1,402,585



Item 15.  Indemnification of Directors and Officers.

Limitation on Liability of Directors

          Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Paragraph 11 of our certificate of incorporation (the "Certificate") eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of
Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.


Indemnification and Insurance

          In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 of the Certificate grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

          Paragraph 11 of the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

          In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

          In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

          Paragraph 11 of the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

          Each of the form of underwriting agreement to be filed as Exhibits 1.1, 1.2 and 1.3 hereto will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          The Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.


Item 16. Exhibits and Financial Statements Schedules.

          The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

               (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                  QUEST DIAGNOSTICS INCORPORATED


                                  By:  /s/ Kenneth W. Freeman
                                     -----------------------------------
                                       Kenneth W. Freeman, Chairman of
                                       the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                    Chairman of the Board and Chief Executive
-------------------------------    Officer (principal executive officer)
      Kenneth W. Freeman

              *                    Director, President and Chief Operating
-------------------------------    Officer
      Surya N. Mohapatra

              *                    Senior Vice President and Chief Financial
-------------------------------    Officer (principal financial officer)
      Robert A. Hagemann

              *                    Vice President, Controller and Chief
-------------------------------    Accounting Officer (chief accounting officer)
      Thomas F. Bongiorno

              *                    Director
-------------------------------
        Kenneth D. Brody

              *                    Director
-------------------------------
       William F. Buehler

              *                    Director
-------------------------------
       Mary A. Cirillo

              *                    Director
-------------------------------
     James F. Flaherty III

              *                    Director
-------------------------------
       William R. Grant

              *                    Director
-------------------------------
       Rosanne Haggerty

              *                    Director
-------------------------------
       Dan C. Stanzione

              *                    Director
-------------------------------
       Gail R. Wilensky

              *                    Director
-------------------------------
       John B. Ziegler


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS HOLDINGS INCORPORATED


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann



* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC.


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann



* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS INCORPORATED (CA)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS INCORPORATED (MD)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS INCORPORATED (IL)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS INCORPORATED (MI)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                          QUEST DIAGNOSTICS INCORPORATED OF PENNSYLVANIA INC.


                          By:  /s/ Kenneth W. Freeman
                             ---------------------------------------------
                               Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                METWEST INC.


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                NICHOLS INSTITUTE DIAGNOSTICS


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                DPD HOLDINGS, INC.


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                DIAGNOSTIC REFERENCE SERVICES INC.


                                By: /s/ Kenneth W. Freeman
                                    -----------------------------------
                                    Kenneth W. Freeman
                                    Title:  Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.


             *                    Chief Executive Officer
-------------------------------   (principal executive officer)
     Kenneth W. Freeman

             *                    President and Director
-------------------------------
     Surya N. Mohapatra

             *                    Senior Vice President and Director
-------------------------------
    Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                PATHOLOGY BUILDING PARTNERSHIP
                                By: Quest Diagnostics Incorporated (MD),
                                    General Partner


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Wilmington, State of Delaware, on November 26, 2003.

                                QUEST DIAGNOSTICS INVESTMENTS
                                INCORPORATED


                                By:  /s/ Steven A. Calamari
                                   ---------------------------------------------
                                     Steven A. Calamari, Treasurer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Vice President and Director
-------------------------------
       Robert S. Galen

              *                   Director
-------------------------------
      Louis Heidelberger


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Wilmington, State of Delaware, on November 26, 2003.

                                QUEST DIAGNOSTICS FINANCE
                                INCORPORATED


                                By:  /s/ Steven A. Calamari
                                   ---------------------------------------------
                                     Steven A. Calamari, Treasurer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Vice President and Director
-------------------------------
       Robert S. Galen

              *                   Director
-------------------------------
      Louis Heidelberger


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                AMERICAN MEDICAL LABORATORIES INCORPORATED


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
       Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                AML INC.


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC.


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS INCORPORATED (NV)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                APL PROPERTIES LIMITED COMPANY


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS LLC (CT)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                QUEST DIAGNOSTICS LLC (MA)


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                UNILAB CORPORATION


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 26, 2003.

                                UNILAB ACQUISITION CORPORATION


                                By:  /s/ Kenneth W. Freeman
                                   ---------------------------------------------
                                     Kenneth W. Freeman, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 26, 2003.

        Signature                                Title
        ---------                                -----

              *                   Chief Executive Officer
-------------------------------   (principal executive officer)
      Kenneth W. Freeman

              *                   President and Director
-------------------------------
      Surya N. Mohapatra

              *                   Senior Vice President and Director
-------------------------------
      Robert A. Hagemann


* By: /s/ Leo C. Farrenkopf, Jr.
     ----------------------------
     Leo C. Farrenkopf, Jr.
     Attorney-in-fact

                                        EXHIBIT INDEX

  Exhibit
  Number         Description of Exhibit
  ------         ----------------------

     *1.1        Underwriting Agreement for Common Stock.

     *1.2        Underwriting Agreement for Debt Securities.

     *1.3        Underwriting Agreement for Preferred Stock.

      2.1 Agreement and Plan of Merger, dated as of April 2, 2002, as amended, among the Company, Quest Diagnostics Newco Incorporated and Unilab Corporation (filed as an annex to our final prospectus, dated August 6, 2002, and incorporated herein by reference).

      2.2 Amendment to the Agreement and Plan of Merger, dated as of May 13, 2002, among the Company, Quest Diagnostics Newco Incorporated and Unilab Corporation (filed as an annex to our final prospectus, dated August 6, 2002, and incorporated herein by reference).

      2.3 Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 20, 2002, among the Company, Quest Diagnostics Newco Incorporated and Unilab Corporation (filed as an annex to our final prospectus, dated August 6, 2002, and incorporated herein by reference).

      2.4 Amendment No. 3 to the Agreement and Plan of Merger, dated as of September 25, 2002, among the Company, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference to Exhibit (a)(11) of our Schedule TO Amendment No. 12 filed with the Commission on September 26, 2002, file No. 001-12215).

      2.5 Amendment No. 4 to the Agreement and Plan of Merger, dated as of January 4, 2003, among the Company, Quest Diagnostics Newco Incorporated and Unilab Corporation (incorporated herein by reference in Exhibit (a)(20) of our Schedule TO Amendment No. 20 filed with the Commission on January 6, 2003, file No. 001-12215).

      2.6 Stockholders Agreement, dated as of April 2, 2002, as amended, among Quest Diagnostics, Quest Diagnostics Newco Incorporated, Kelso Investment Associates VI, L.P. and KEP VI, LLC (filed as an annex to our final prospectus, dated August 6, 2002 and incorporated herein by reference)

      3.1 Restated Certificate of Incorporation of Quest Diagnostics Incorporated (filed as an exhibit to our current report on Form 8-K dated May 31, 2001 and incorporated herein by reference).

      3.2 Amended and Restated By-Laws of Quest Diagnostics Incorporated (filed as an exhibit to our 2000 annual report on Form 10-K and incorporated herein by reference).

      4.1 Form of Rights Agreement dated December 31, 1996 (the "Rights Agreement") between Corning Clinical Laboratories Inc. and Harris Trust and Savings Bank as Rights Agent (filed as an exhibit to our registration statement on Form 10 (File No. 1-2215) and incorporated herein by reference).

      4.2 Form of Amendment No. 1 effective as of July 1, 1999 to the Rights Agreement (filed as an exhibit to our current report on Form 8-K dated August 16, 1999 and incorporated herein by reference).

      4.3 Form of Amendment No. 2 to the Rights Agreement (filed as an exhibit to our 1999 annual report on Form 10-K and incorporated herein by reference).

      4.4 Form of Amendment No. 3 to the Rights Agreement (filed as an exhibit to our 2000 annual report on Form 10-K and incorporated herein by reference).

      4.5 Indenture for senior debt securities, dated as of June 27, 2001 (filed as an exhibit to our current report on Form 8-K dated July 2, 2001 and incorporated herein by reference).

      4.6 First Supplemental Indenture for senior debt securities, dated as of June 27, 2001 (filed as an exhibit to our current report on Form 8-K dated July 2, 2001 and incorporated herein by reference).

      4.7 Second Supplemental Indenture for senior debt securities, dated as of November 26, 2001 (filed as an exhibit to our current report on Form 8-K dated November 27, 2001 and incorporated herein by reference).

      4.8 Third Supplemental Indenture for senior debt securities, dated as of April 4, 2002 (filed as an exhibit to our current report on Form 8-K dated April 1, 2002 and incorporated herein by reference).

      4.9 Fourth Supplemental Indenture for senior debt securities, dated as of March 19, 2003 (filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

      4.10 Form of Subordinated Indenture (filed as an exhibit to our registration statement on Form S-3 (File No. 333-54310) and incorporated herein by reference).

      4.11 Form of Debt Security included in the First Supplemental Indenture (filed as an exhibit to our current report on Form 8-K dated July 2, 2001 and incorporated herein by reference) and included in the Form of Subordinated Indenture (filed as an exhibit to our registration statement on Form S-3 (File No. 333-54310) and incorporated herein by reference).

      *4.12      Certificate of Designation relating to preferred stock.

      *4.13      Depositary Agreement relating to preferred stock.

      *4.14      Depositary Receipt (included in the Depositary Agreement).

      *4.15      Form of guarantee relating to the preferred stock.

       +5.1      Opinion of Shearman & Sterling LLP.

       *8.1      Opinion of Shearman & Sterling LLP as to tax matters.

     ++12.1 Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

      +23.1      Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

      *23.2      Consent of Shearman & Sterling LLP (included in Exhibit 8.1).

      +23.3 Consent of PricewaterhouseCoopers LLP, as independent accountants for Quest Diagnostics Incorporated.

      +23.4      Consent of Deloitte & Touche LLP

     ++24.1      Powers of Attorney (included on signature page).

      +24.2      Power of Attorney for Kenneth D. Brody.

      +24.3      Power of Attorney for Mary A. Cirillo.

      +24.4      Power of Attorney for Rosanne Haggerty.

     ++25.1      Form T-1 Statement of Eligibility of the Senior Indenture
                 Trustee.

     ++25.2 Form T-1 Statement of Eligibility of the Subordinated Indenture Trustee.
_______________

* Executed versions of these documents will, if applicable, be filed by current report on Form 8-K after the issuance of the securities to which they relate.
+ Filed herewith.
++ Previously filed.